UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

SPRINGWORKS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPRINGWORKS THERAPEUTICS, INC.
100 Washington Blvd
Stamford, CT 06902
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held May 19, 2022
Notice is hereby given that the 2022 Annual Meeting of Stockholders, or Annual Meeting, of SpringWorks Therapeutics, Inc., or the Company, will be held virtually on May 19, 2022 at 9:30 a.m. Eastern time. You will be able to attend the 2022 Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link meetnow.global/MRPVLNT and by entering password SWTX2022.
We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting meetnow.global/MRPVLNT and entering password SWTX2022. Additionally, given the ongoing, heightened concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the potential health and safety risks to participants.
The purpose of the Annual Meeting is the following:
1.
To elect three Class III directors to our Board of Directors, each to serve until the 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, or Say-on-Pay; and

4.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only SpringWorks Therapeutics, Inc. stockholders of record at the close of business on March 24, 2022, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
You can find more information, including information regarding the nominees for election to our Board of Directors, in the accompanying proxy statement. The Board of Directors recommends that you vote in favor of each of proposals one, two and three as outlined in the accompanying proxy statement.
Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual Annual Meeting. You may submit your proxy on the Internet, by phone or by mail in accordance with the instructions in the 2022 Notice Regarding the Availability of Proxy Materials.
By order of the Board of Directors,
/s/ Saqib Islam

Saqib Islam
Chief Executive Officer
Stamford, Connecticut
April 8, 2022

Page
GENERAL INFORMATION	2
PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS	5
CORPORATE GOVERNANCE	11
DIRECTOR COMPENSATION	18
PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SPRINGWORKS THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	22
PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	24
EXECUTIVE OFFICER COMPENSATION	25
COMPENSATION COMMITTEE REPORT	48
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	49
PRINCIPAL STOCKHOLDERS	52
REPORT OF THE AUDIT COMMITTEE	55
HOUSEHOLDING	56
STOCKHOLDER PROPOSALS	56
OTHER MATTERS	56

i

SPRINGWORKS THERAPEUTICS, INC.
100 Washington Blvd
Stamford, CT 06902
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2022
This proxy statement contains information about the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of SpringWorks Therapeutics, Inc., which will be held virtually on May 19, 2022 at 9:30 a.m. Eastern time. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link meetnow.global/MRPVLNT and by entering password SWTX2022. The Board of Directors of SpringWorks Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “SpringWorks Therapeutics,” “Company”, “we,” “us,” and “our” refer to SpringWorks Therapeutics, Inc. The mailing address of our principal executive offices is SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting, or Notice. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect and as otherwise described in the proxy statement.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021 available to stockholders on April 8, 2022.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 19, 2022:
This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at www.investorvote.com/SWTX
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at www.sec.gov.

SPRINGWORKS THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Who is soliciting my vote?
Our Board of Directors, or the Board of Directors or the Board, is soliciting your vote for the Annual Meeting for the purposes discussed in this proxy statement and the accompanying Notice of 2022 Annual Meeting of Stockholders.
Why am I receiving these materials?
We have made these proxy materials available to you to provide you with information regarding the proposals on which you may vote at the Annual Meeting. These proxy materials are available on the Internet, and we will, upon your request, deliver print versions of these proxy materials to you by mail, each as described in the following questions and answers. You are invited to attend the virtual Annual Meeting and we are requesting you to vote on the proposals described in this proxy statement.
Can I access the materials on the Internet instead of receiving paper copies?
Yes, stockholders may access this proxy statement, our Annual Report to Stockholders for the year ended December 31, 2021, or the Annual Report, and the Notice of Internet Availability of Proxy Materials, or the Notice, via the Internet at www.investorvote.com/SWTX. We are furnishing the proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of the proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials on the Internet or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 24, 2022.
How many votes can be cast by all stockholders?
There were 49,424,793 shares of our common stock, par value $0.0001 per share, outstanding on March 24, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.
How do I vote?
If you are a stockholder of record, there are several ways for you to vote your shares.
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By Telephone. You may vote using a touch-tone telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card.

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By Internet. You may vote at www.investorvote.com/SWTX, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card.

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By Mail. You may vote by mail by completing, signing and dating the proxy card you received by mail and returning it in the enclosed prepaid envelope.

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During the Annual Meeting. You may vote during the Annual Meeting by attending the virtual Annual Meeting and executing a ballot in accordance with the procedures described at the Annual Meeting.

Telephone, Internet and Mail voting for stockholders of record will be available until the closing of polls at the virtual Annual Meeting in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of SpringWorks Therapeutics common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
How do I revoke my proxy?
You may revoke your proxy by (i) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the virtual Annual Meeting or over the Internet by the cutoff time of the closing of polls at the virtual Annual Meeting, (ii) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (iii) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws, as amended, or bylaws, provide that a majority of the shares entitled to vote, present in person (including virtually at the Annual Meeting) or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Each of Proposal No. 2 and Proposal No. 3 is considered a discretionary item, and your brokerage firm will be able to vote on each of these proposals even if it does not receive instructions from you.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “against” or “abstain” have no effect on the election of directors.

Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Computershare Limited to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which public disclosure of the date of such annual meeting was first made. For stockholder proposals to be brought before the next annual meeting, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than January 19, 2023 and no later than February 18, 2023.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2023 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act and be received no later than December 9, 2022, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for the Annual Meeting were first made available to stockholders. Any stockholder proposals submitted outside the processes of SEC Rule 14a-8, or received after December 9, 2022, will be considered untimely. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Why is the Annual Meeting a virtual, online meeting?
As a part of our precautions regarding the ongoing COVID-19 (coronavirus), we have decided to hold our Annual Meeting virtually. We believe that hosting a virtual meeting under the current environment will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improves our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. We are providing opportunities to submit questions prior to the meeting, to enable us to address appropriate questions at the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS
Our Board of Directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•
the Class I directors are Saqib Islam, J.D. and Stephen Squinto, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2023;

•
the Class II directors are Freda Lewis-Hall, M.D., DFAPA and Jeffrey Schwartz, M.B.A., and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•
the Class III directors are Alan Fuhrman, Julie Hambleton, M.D., and Daniel S. Lynch, M.B.A., and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Our Board of Directors has nominated Alan Fuhrman, Julie Hambleton, M.D., and Daniel S. Lynch, M.B.A. for election as the Class III directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
Our Board selection process places emphasis on identifying members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among Board members, and their knowledge of our business and understanding of the competitive landscape. While we have no formal policy regarding Board diversity, the overall diversity of our Board is an important consideration in the director nomination and selection process. Our nominating and corporate governance committee assesses diversity in connection with the annual nomination process as well as in new director searches. Our seven directors range in age from 43 to 67 and include two women and two ethnically diverse persons.
Nominees for Election as Class III Directors
The following table and below summaries identify our Class III directors and set forth their principal occupation and business experience during the last five years and their ages as of March 24, 2022.
Name	Positions and Offices Held with SpringWorks Therapeutics	Director Since	Age
Alan Fuhrman	Director	2019	65
Julie Hambleton, M.D	Director	2020	64
Daniel S. Lynch, M.B.A.	Chairman of the Board	2016	63
Alan Fuhrman has served as a member of our Board of Directors since August 2019. From December 2017 until his retirement in June 2020, Mr. Fuhrman served as Chief Financial Officer of Amplyx Pharmaceuticals, Inc., or Amplyx. Prior to Amplyx, Mr. Fuhrman served as Chief Financial Officer of Mirna Therapeutics, Inc. from September 2015 to August 2017. Mr. Fuhrman also served as Chief Financial Officer of Ambit Biosciences Corporation from October 2010 to November 2014, Chief Financial Officer of Naviscan, Inc. from November 2008 to September 2010 and Chief Financial Officer of

Sonus Pharmaceuticals, Inc. from September 2004 to August 2008. Mr. Fuhrman has served as a member of the board of directors of Checkmate Pharmaceuticals, Inc. since June 2019. Mr. Fuhrman also served as interim President and Chief Executive Officer of Checkmate Pharmaceuticals, Inc. from October 2021 through February of 2022. Mr. Fuhrman is a member of the board of directors of Esperion Therapeutics, Inc. since March 2020 (where he also serves as chairman of the audit committee). Mr. Fuhrman also served as a member of the board of directors and chairman of the audit committee of Loxo Oncology, Inc. from January 2015 to February 2019. Mr. Fuhrman received B.S. degrees in business administration and agricultural economics from Montana State University and practiced as a CPA with Coopers and Lybrand. We believe that Mr. Fuhrman is qualified to serve on our Board of Directors based on his experience as the Chief Financial Officer of pharmaceutical companies, his prior service on the board of a public biotechnology company and his financial expertise and experience with public company accounting.
Julie Hambleton, M.D., has served as a member of our Board of Directors since May 2020. She has extensive experience working with regulatory agencies, including the U.S. Food and Drug Administration and the European Medicines Agency, and in filings of investigational new drug applications, biologics license applications, and special protocol assessments. Dr. Hambleton served as interim President and Chief Executive Officer of Arch Oncology, a privately-held biotechnology company from August 2020 to March 2021. Previously, Dr. Hambleton served as Senior Vice President, Chief Medical Officer, and Head of Development at IDEAYA Biosciences, or IDEAYA, an oncology medicine company, from June 2018 until her retirement in April 2020. Before IDEAYA, she was Vice President, Head of U.S. Medical at Bristol-Myers Squibb, from May 2016 to September 2017, overseeing Medical & Health Economic and Outcomes Research activities in support of the Oncology, Immuno-Oncology, Specialty and Cardiovascular marketed portfolios. Previously, she also served as Executive Vice President and Chief Medical Officer at Five Prime Therapeutics from August 2015 to February 2016. Dr. Hambleton began her industry career at Genentech, Inc., most recently as Group Medical Director, Global Clinical Development. Dr. Hambleton has also served on the boards of directors of IGM Biosciences, Inc. since August 2018 and Erasca, Inc. since March 2021. Dr. Hambleton holds an M.D. from Case Western Reserve University School of Medicine and a B.S. from Duke University. We believe Dr. Hambleton is qualified to serve on our Board of Directors based on her extensive experience in the biopharmaceutical industry.
Daniel S. Lynch, M.B.A., has served as our Chairman since August 2019, and served as our Executive Chairman from August 2017 to August 2019. Additionally, from February 2018 to July 2018, Mr. Lynch served as our interim Chief Executive Officer. Mr. Lynch currently serves as Executive Venture Partner at GV. Mr. Lynch served as interim Chief Executive Officer of Surface Oncology, Inc., from September 2017 to January 2018. From May 2013 to December 2016, Mr. Lynch served as a Venture Partner at Third Rock Ventures, L.P., or Third Rock, and from January 2017 to March 2021 served as Senior Advisor. From April 2001 to November 2005, Mr. Lynch served as the Chief Financial Officer and then the Chief Executive Officer of ImClone Systems, Inc. Mr. Lynch has served as chairman of the boards of directors of 2seventy bio, Inc. since November 2021 (where he also serves as a member of the audit committee, the nominating and corporate governance committee, and the compensation committee) and Xilio Therapeutics, Inc. since June 2020, and as a member of the board of directors of Omega Alpha SPAC since January 2021. Mr. Lynch served as chairman of the board of directors of Surface Oncology, Inc. from December 2016 to April 2021, served as chairman of the board of directors of bluebird bio, Inc. from May 2011 to November 2021, served as chairman of the board of directors of Blueprint Medicines Corp. from September 2012 to June 2021, served as a member of the board of directors of Translate Bio, Inc. (formerly RaNa Therapeutics, Inc.) from June 2012 to June 2021, served as a member of the board of directors of Sesen Bio, Inc. from December 2013 to May 2020 (including as chairman of the board of directors from 2013-2016) and served as a member of the board of directors of DNIB Unwind, Inc. (formerly BIND Therapeutics, Inc.) from October 2012 to July 2016. Mr. Lynch received a B.A. in mathematics from Wesleyan University and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe that Mr. Lynch is qualified to serve on our Board of Directors based on his experience as the Chief Executive Officer and Chief Financial Officer of a public pharmaceutical company and as executive chairman and director for many other life science companies.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
Directors Not Standing for Election or Re-Election
The following table identifies our Class I and Class II directors who are not standing for election or re-election at this year’s Annual Meeting and sets forth their principal occupation and business experience during the last five years and their ages as of March 24, 2022.
Name	Positions and Offices Held with SpringWorks Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Saqib Islam, J.D.	Chief Executive Officer and Director	2018	Class I — 2023	52
Stephen Squinto, Ph.D.	Director	2017	Class I — 2023	65
Freda Lewis-Hall, M.D., DFAPA	Director	2017	Class II — 2024	67
Jeffrey Schwartz, M.B.A.	Director	2017	Class II — 2024	43
Class I Directors (Term Expires at 2023 Annual Meeting)
Saqib Islam, J.D., has served as our Chief Executive Officer and a member of our Board of Directors since August 2018. Previously, Mr. Islam served as our Chief Financial Officer and Chief Business Officer since our formation in August 2017. Prior to joining SpringWorks, Mr. Islam served as Chief Business Officer at Moderna Therapeutics, Inc., or Moderna, from February 2016 to August 2017. Prior to Moderna, Mr. Islam was Executive Vice President, Chief Strategy and Portfolio Officer at Alexion Pharmaceuticals, Inc., or Alexion, from February 2013 to February 2016, where he was responsible for executing the company’s corporate growth strategies and contributed to its assessment and management of global operations. Prior to joining Alexion, Mr. Islam worked for more than 25 years in international business management with a focus on business development, strategic decision-making and planning and capital markets, previously holding Managing Director positions at Morgan Stanley and Credit Suisse. Mr. Islam has also served as a member of the board of directors of Passage Bio, Inc. since March 2019 (and a member of the audit committee since February 2020), as a member of the board of directors of Silverback Therapeutics, Inc. since March 2019 (and a member of the compensation committee since November 2020), and previously served as a member of the board of directors of ARYA Sciences Acquisition Corp III from August 2020 until November 2021. Mr. Islam holds a J.D. from Columbia Law School, where he was a Harlan Fiske Scholar, and a Bachelor’s degree from McGill University where he was a Faculty and University Scholar. We believe that Mr. Islam is qualified to serve on our Board of Directors based on his experience and expertise in operations management and executive leadership at various biopharmaceutical companies.
Stephen Squinto, Ph.D., has served as a member of our Board of Directors since August 2017 and was previously our acting Head of Research and Development until April 2021. Dr. Squinto has been an Executive Partner at OrbiMed Advisors LLC since January 2015. Previously, Dr. Squinto co-founded Alexion and served as its Executive Vice President and Chief Global Operations Officer from 2012 to January 2015 and as its Global Head of Research and Development from 2007 to 2012. Dr. Squinto served as Acting Head of Research and Development of Passage Bio, Inc., or Passage Bio, from January 2020 to February 2021, and prior to that served as interim Chief Executive Officer of Passage Bio from September 2018 to January 2020. Dr. Squinto has served as a member of the board of directors of Compass Therapeutics, Inc. since 2016 (where he also serves as the chairman of the nominating and corporate governance committee) and VectivBio Holding AG since October 2020. Dr. Squinto previously served as a member of Passage Bio’s board of directors from September 2018 to February 2021. Dr. Squinto also served as a member of the board of directors of Arvinas, Inc. from October 2015 to September 2018 and Audentes Therapeutics, Inc. from April 2015 to January 2018. Dr. Squinto holds a Ph.D. in biochemistry and biophysics and a B.A. in chemistry from Loyola University of Chicago. We believe Dr. Squinto is qualified to serve on our Board of Directors based on his experience in the biopharmaceutical industry, including his operational experience in drug discovery and development.
Class II Directors (Term Expires at 2024 Annual Meeting)
Freda Lewis-Hall, M.D., DFAPA, has served as a member of our Board of Directors since August 2017. Dr. Lewis-Hall served as Senior Medical Advisor to the CEO at Pfizer Inc., or Pfizer, from December 2019 until her retirement in March 2020. Prior to that, from January 2019, Dr. Lewis-Hall served as Chief Patient Officer and Executive Vice President of Pfizer, where she was responsible for Pfizer’s office of patient affairs, centers of excellence on pediatric care, clinical trial diversity and healthy aging, its enterprise benefit-risk communications and its worldwide compassionate access program. Prior to January 2019, Dr. Lewis-Hall served as Pfizer’s Chief Medical Officer from 2009 to January 2019. Prior to joining Pfizer in 2009, Dr. Lewis-Hall held various senior leadership positions including Chief Medical Officer and Executive Vice President, Medicines Development at Vertex Pharmaceuticals Incorporated from June 2008 to May 2009, Senior Vice President, U.S. Pharmaceuticals, Medical Affairs for Bristol-Myers Squibb Company from 2003 until May 2008, and Product Team Leader at Pharmacia and Eli Lilly and Company from 1998 to 2002. Dr. Lewis-Hall has served as a member of the board of directors for 1Life HealthCare, Inc. since November 2019 (where she also serves as a member of the nominating and corporate governance committee), as a member of the board of directors for Exact Sciences Corporation since April 2020 (where she also serves as a member of the compensation and management development committee), as a member of the board of directors for Milliken & Company since July 2019, and as a member of the board of directors for Pyxis Oncology, Inc. since October 2021 (where she also serves as a member of the nominating and corporate governance committee). Dr. Lewis-Hall previously served as a member of the board of directors for Tenet Healthcare Corporation from 2014 to 2017. Dr. Lewis-Hall holds an M.D. from Howard University Hospital and College of Medicine and a B.A. in natural sciences from Johns Hopkins University. We believe Dr. Lewis-Hall is qualified to serve on our Board of Directors based on her expertise and experience in the biopharmaceutical industry and her leadership experience as a senior executive at various biopharmaceutical companies.
Jeffrey Schwartz, M.B.A., has served as a member of Board of Directors since August 2017. Mr. Schwartz currently serves as a managing director of Bain Capital Life Sciences, LP, where he is a founding member. Prior to founding Bain Capital Life Sciences, LP in 2016, he was a leader within the healthcare vertical of Bain Capital Private Equity, LP. Mr. Schwartz has served on the boards of directors of BCLS Acquisition Corp. since August 2020 and Rapid Micro Biosystems, Inc. since April 2018. Mr. Schwartz holds an M.B.A. from the Wharton School at the University of Pennsylvania, where he was a Palmer Scholar, and holds a B.A. in economics from Yale University. We believe Mr. Schwartz is qualified to serve on our Board of Directors based on his significant experience investing in and advising healthcare companies.
Board Diversity Matrix
The following matrix illustrates the diversity of the Board.
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	1	-	-	-
Asian	-	1	-	-
White	1	4	-	-
Did not disclose demographic background	-
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of ours. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

Executive Officers Who Are Not Directors
The following table identifies our executive officers who are not directors and sets forth their current positions at SpringWorks Therapeutics and their ages as of March 24, 2022.
Name	Position Held with SpringWorks Therapeutics	Officer Since	Age
Francis I. Perier, Jr., M.B.A.	Chief Financial Officer	2019	62
Mike Burgess, M.B.Ch.B., Ph.D.	Head of Research & Development	2021	59
Badreddin Edris, Ph.D.	Chief Operating Officer	2018	35
L. Mary Smith, Ph.D.	Chief Development Officer	2017	55
Herschel S. Weinstein, J.D.	General Counsel and Secretary	2020	66
Daniel Pichl	Chief People Officer	2020	39
Bhavesh Ashar, M.B.A.	Chief Commercial Officer	2021	56
Francis (Frank) I. Perier, Jr., M.B.A., has served as our Chief Financial Officer since August 2019. Prior to joining SpringWorks, Mr. Perier was retired following the 2014 acquisition of Forest Laboratories, Inc. by Actavis plc, or Actavis. From September 2004 to October 2014, Mr. Perier served as Chief Financial Officer of Forest Laboratories, Inc. Prior to Forest, Mr. Perier was with Bristol-Myers Squibb from 1995 to 2004, where he worked in corporate and operations executive finance capacities of increasing responsibilities, including Vice President of Finance and Operations Planning-Americas Medicines Group, the company’s largest business unit at that time. Before joining Bristol-Myers Squibb, Mr. Perier served as an accounting and auditing partner at Deloitte, where he worked for approximately 15 years. Mr. Perier also served as a member of the board of directors of Concordia International, Inc., a specialty pharmaceutical company from May 2017 to September 2018. Mr. Perier received an M.B.A. from the Stern School of Business, New York University and a Bachelor’s degree in Accountancy from Villanova University. He is a Certified Public Accountant (inactive) and a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.
Michael (Mike) Burgess, M.B.Ch.B, Ph.D, has served as our Head of Research and Development since May 2021. From October 2017 to May 2021, Dr. Burgess was President of Research and Development Turnstone Biologics, Inc. Prior to Turnstone, Dr. Burgess served from August 2016 to September 2017 as Senior Vice President, Head of Cardiovascular, Immunoscience, Fibrosis and Genetically Defined Disease Development and from January 2013 to July 2016 as Senior Vice President, Head of Exploratory Clinical and Translational Research at Bristol-Myers Squibb, and held various senior R&D leadership positions at F. Hoffman-LaRoche, AG from 2006 to 2012 and previously worked on early-stage oncology trials at Eli Lilly and Co. from 1999 to 2006. Dr. Burgess has served on the boards of directors of Synlogic, Inc. since January 2020, and Turnstone Biologics, a privately held company, since May 2021, where he is also the chairman of the research and development committee. Dr. Burgess holds a medical degree (M.B.Ch.B.) and Ph.D. from the University of Bristol, UK and spent 10 years as a practicing physician in pediatrics and pediatric oncology.
Badreddin Edris, Ph.D., has served as our Chief Operating Officer since January 2021. Previously, Dr. Edris served as our Chief Business Officer from September 2018 to December 2020. Prior to joining us, Dr. Edris was an investment and operating professional on the private equity team at OrbiMed Advisors LLC, or OrbiMed, a healthcare investment firm, from June 2014 to November 2018. During his tenure at OrbiMed, Dr. Edris focused on investing in private and public biopharmaceutical companies, and also co-founded and held operating roles at two OrbiMed portfolio companies, Silverback Therapeutics, Inc., where he was Chief Business Officer from April 2016 to September 2018, and Edgewise Therapeutics, Inc., where he was Chief Operating Officer from May 2017 to March 2018 and advisor from March 2018 to February 2021. Before OrbiMed, Dr. Edris was a management consultant in the healthcare practice at Bain & Co Inc. Dr. Edris has also served as a member of the board of directors of Edgewise Therapeutics since February 2021. Dr. Edris holds a Ph.D. in Genetics from Stanford University School of Medicine, where he was a National Science Foundation Graduate Research Fellow, an M.S. in Biology from Stanford University and a Bachelor’s degree in Microbiology from Weber State University.

L. Mary Smith, Ph.D., has served as our Chief Development Officer since January 2021. Previously, Dr. Smith served as our Senior Vice President, Clinical Research and Development since August 2017. Prior to joining us, Dr. Smith served as the Executive Vice President of Clinical Development at Bamboo Therapeutics, Inc., a wholly owned subsidiary of Pfizer, from June 2016 to August 2017. Prior to joining Bamboo, Dr. Smith held positions of increasing responsibility in the research and development department at United Therapeutics Corporation from 2005 to 2016, most recently as Vice President of Product Development from December 2014 to June 2016. She earned a B.S. in biochemistry and a Ph.D. in microbiology from the University of New Hampshire, and she received her postdoctoral training at Emory University.
Herschel S. Weinstein, J.D., has served as our General Counsel and Secretary since January 2020. Prior to joining us, he served as Vice Chair of the Life Sciences Group at Lowenstein Sandler LLP, or Lowenstein, from May 2014 to January 2020. Prior to his role at Lowenstein, Mr. Weinstein served as General Counsel of Forest Laboratories, Inc., or Forest, from February 2006 to November 2013, prior to Forest’s acquisition by Actavis. While at Forest, Mr. Weinstein established the in-house legal function, was responsible for the significant licensing, collaboration and acquisition transactions that the company executed, served as Corporate Secretary for all corporate governance and board matters, and provided legal support to all functions of the organization. Before joining Forest, Mr. Weinstein was a partner for many years at the law firm Dornbush Schaeffer Strongin & Venaglia, LLP. Mr. Weinstein received a J.D. from Harvard Law School and a Bachelor of Arts from Brandeis University.
Daniel Pichl has served as our Chief People Officer since August 2020. Prior to joining us, he served as Senior Vice President, Head of Human Resources and Global HR Business Partner for the Ultrasound division at Siemens Healthineers, USA, or Siemens, from July 2018 to July 2020. At Siemens, he had global responsibility for People Strategy, Employee Relations, Compensation & Benefits, Talent Acquisition, Talent & Performance Management, Leadership Development, and Learning. Prior to this role, he served as Vice President, Head of People & Leadership for the Americas region from February 2016 to June 2018, and before that, he held positions of increasing responsibility at Siemens AG, Germany from May 2010 to January 2016. Mr. Pichl earned a Master of International Business degree from Macquarie University in Sydney, Australia, and a Master of Psychology degree from Ludwig-Maximilians-University in Munich, Germany.
Bhavesh Ashar, M.B.A., has served as our Chief Commercial Officer since March 2021. From May 2017 to March 2021, Mr. Ashar served as Senior Vice President and Head of Oncology for Bayer’s Pharmaceuticals Division in the United States. Prior to that, Mr. Ashar served as Vice President and General Manager of US Oncology for Sanofi Genzyme from May 2014 to April 2017 and as Vice President, Transplant from December 2011 to April 2014, and earlier, held various roles of increasing responsibility at Sanofi Genzyme over an approximately 15-year tenure. Mr. Ashar received a Bachelor of Science degree in Mathematics from Imperial College in London and an M.B.A. from the University of Chicago Booth School of Business.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of ours. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she is to be selected as an executive officer.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
The approval of Proposal No. 1 requires the plurality of the votes properly cast on this matter. The Board of Directors recommends voting “FOR” the election of Alan Fuhrman, Julie Hambleton, M.D., and Daniel S. Lynch, M.B.A. as the Class III directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2025.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests for recommendations from members of the Board of Directors, our executive officers, third-party search firms and other sources deemed appropriate by the committee, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, members of the committee and our Board of Directors. The minimum qualifications, qualities and skills that a committee-recommended nominee for a position on our Board of Directors must satisfy are set forth in our corporate governance guidelines, including experience at a strategic or policymaking level, accomplishments in his or her field, being well-regarded in the community, having integrity, having sufficient time and availability to devote to the affairs of SpringWorks Therapeutics, and to the extent such nominee serves or has previously served on other boards, contributions to such boards. In addition, while we have no formal policy regarding Board diversity, the overall diversity of our Board is an important consideration in the director nomination and selection process. Our nominating and corporate governance committee assesses diversity in connection with the annual nomination process as well as in new director searches.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. In addition, to comply with the universal proxy rules (once effective), stockholders who wish to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023. Stockholder proposals should be addressed to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws and the stockholders have otherwise complied with the requirements set forth in our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s Board of Directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other Board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Saqib Islam and Stephen Squinto, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Islam is not an independent director under these rules because he is our Chief Executive Officer and Dr. Squinto is not independent because he had been serving as our acting Head of Research and Development for a period of longer than one year up until the previous fiscal year.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, a nominating and corporate governance committee, and a research and development committee. Each of the audit committee, compensation committee, nominating and corporate governance committee, and research and development committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, nominating and corporate governance committee, and research and development committee is posted on the corporate governance section of our website, https://ir.springworkstx.com/investor-relations/corporate-governance.
Audit Committee
Alan Fuhrman, Julie Hambleton, and Jeffrey Schwartz serve on the audit committee, which is chaired by Mr. Fuhrman. Our Board of Directors has determined that each of Mr. Fuhrman, Dr. Hambleton and Mr. Schwartz are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and that all members of the committee have sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has determined that Mr. Schwartz is independent even though he fell outside the “safe harbor” definition set forth in Rule 10A-3(e)(1)(ii) under the Exchange Act because he is a manager of Bain Capital Life Sciences Investors, LLC, which is the general partner of BCSW, L.P., which, owned in excess of 10% of our common stock. Among other things, our Board of Directors considered Mr. Schwartz’s history of service and the percentage of common stock held by others, and it determined that he is not an “affiliated person” of the Company who would be ineligible to serve on our audit committee. Our Board of Directors has designated Mr. Fuhrman as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2021, the audit committee met six (6) times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:
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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

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monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

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preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

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reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

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reviewing quarterly earnings releases;

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overseeing our overall risk management profile, including with respect to our information security, cybersecurity and technology risks; and

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overseeing and supporting the implementation and effectiveness of our corporate compliance program to ensure it is generally effective in preventing and detecting misconduct, ensuring proper corrective action and remedial activity, overseeing the performance of our Chief Compliance Officer and our management-level compliance committee, and promoting an organizational culture that encourages lawful and ethical conduct and business integrity.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
Daniel S. Lynch and Jeffrey Schwartz serve on the compensation committee, which is chaired by Mr. Lynch. Our Board of Directors has determined that each of Messrs. Lynch and Schwartz is “independent” as defined in the applicable Nasdaq rules for purposes of serving on the compensation committee. During the fiscal year ended December 31, 2021, the compensation committee met four (4) times. The compensation committee’s responsibilities include:
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annually reviewing and recommending to the Board of Directors corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

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evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to the Board of Directors the compensation of our Chief Executive Officer;

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reviewing and approving the compensation of our other executive officers;

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reviewing and establishing our overall management compensation, philosophy, and policy;

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overseeing and administering our compensation and similar plans;

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evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

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retaining and approving the compensation of any compensation advisors;

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reviewing and making recommendations to our Board of Directors about our policies and procedures for the grant of equity-based awards;

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evaluating and making recommendations to the Board of Directors about director compensation;

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preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;

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reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and

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reviewing and discussing with the Board of Directors corporate succession plans for our Chief Executive Officer and our other key officers.

Nominating and Corporate Governance Committee
Freda Lewis-Hall and Alan Fuhrman serve on the nominating and corporate governance committee, which is chaired by Dr. Lewis-Hall. Our Board of Directors has determined that Dr. Lewis-Hall and Mr. Fuhrman are “independent” as defined in the applicable Nasdaq rules for purposes of serving on the nominating and corporate governance committee. During the fiscal year ended December 31, 2021, the nominating and corporate governance committee met two (2) times. The nominating and corporate governance committee’s responsibilities include:
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developing and recommending to the Board of Directors criteria for Board and committee membership;

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establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

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reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

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identifying individuals qualified to become members of the Board of Directors;

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recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

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developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

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exercising oversight over environmental and social governance matters; and

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overseeing the annual evaluation of our Board of Directors and management.

The nominating and corporate governance committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals”. The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals”.
Identifying and Evaluating Director Nominees.   Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Research and Development Committee
Stephen Squinto and Julie Hambleton serve on the research and development committee, which is chaired by Dr. Hambleton. During the fiscal year ended December 31, 2021, the research and development committee met five (5) times. The research and development committee’s responsibilities include:
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providing feedback and analysis to Company management and personnel regarding, and assisting the Board of Directors regarding its oversight of, pre-clinical and clinical decision-making;

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evaluating and advising the Board of Directors regarding the Company’s progress in achieving its short-term and long-term strategic research and development goals and objectives;

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evaluating and advising the Board of Directors regarding the quality, direction and competitiveness of the Company’s research and development programs;

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evaluating potential in-licensing, acquisition and collaboration opportunities as requested by the Company; and

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providing recommendations regarding key discovery and development strategies, as requested by the Board of Directors from time to time, to align with business needs of the Company.

Board and Committee Meetings Attendance
The full Board of Directors met five (5) times during 2021. During 2021, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All members of the Board of Directors attended the 2021 annual meeting of stockholders that was held on May 20, 2021.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock, including for purposes of hedging investment risk, by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership. In addition, such policy prohibits the pledging of the Company’s equity as collateral for a loan.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://ir.springworkstx.com/investor-relations/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Currently, the role of Chairman of the Board of Directors is separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and future commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee of the Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Environmental, Social and Governance (ESG) Strategy
We recognize the importance of sustainability, a diverse workforce, and a commitment to the communities we serve. We believe that a sustainable business strategy in driving the long-term growth of our business requires the integration of ESG considerations and we continue to evaluate our ESG strategy to ensure that we are focused on the issues that are most impactful to our business and our stockholders. We believe that delivering sustainable, long-term growth rests on strong governance at every level of our business. Our Board operates with integrity and transparency as it oversees corporate governance practices to serve the interests of our stockholders and better align the interests of directors and management with those of our stockholders. Some key attributes of our governance framework include:

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the development (and recommendation thereof) of criteria for Board and committee membership, including the assessment of diversity;

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active stockholder engagement;

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annual board self-assessment process; and

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risk oversight by the Board and committees.

Communication with the Directors of SpringWorks Therapeutics
Any interested party with concerns about the Company may report such concerns to the Board of Directors or the Chairman of our Board of Directors, or Chairman, or the nominating and corporate governance committee, by submitting a written communication to the attention of such directors at the following address:
c/o SpringWorks Therapeutics, Inc.
100 Washington Blvd
Stamford, CT 06902
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to SpringWorks Therapeutics’ General Counsel and a copy of such communication may be retained for a reasonable period of time. The Chairman may discuss the matter with SpringWorks Therapeutics’ legal counsel, with independent advisors, with non-management directors, or with SpringWorks Therapeutics’ management, or may take other action or no action as the Chairman determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by SpringWorks Therapeutics regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. SpringWorks Therapeutics has also established a toll-free telephone number for the reporting of such activity, which is 855-722-2291.

DIRECTOR COMPENSATION
Role of Compensation Consultant
Each year, when establishing the appropriate level of compensation for our non-employee directors, our compensation committee considers relevant market data received from our independent compensation for companies in our peer group.
Non-Employee Director Compensation Policy in effect from our IPO through February 23, 2021
From and after our initial public offering through February 23, 2021, each of our non-employee directors participated in our Non-Employee Director Compensation Policy that had been adopted by the Company’s Board of Directors in connection with our initial public offering. Pursuant to such policy, each of our non-employee directors was entitled to an annual cash fee of $35,000. The non-executive chairperson of our Board of Directors was entitled to receive an additional annual fee of $30,000. In addition, members of our committees of the Board were entitled to receive additional compensation as follows: (i) each non-chairperson member of the audit committee was entitled to receive an annual fee of $7,500, while the chairperson of the audit committee was entitled to receive an annual fee $15,000, (ii) each non-chairperson member of the compensation committee was entitled to receive an annual fee of $5,000, while the chairperson of the compensation committee was entitled to receive an annual fee of $10,000 and (iii) each non-chairperson member of the nominating and corporate governance committee was entitled to receive an annual fee of $4,000, while the chairperson of the nominating and corporate governance committee was entitled to receive an annual fee of $8,000. In addition, each non-employee director serving on our Board of Directors upon completion of our initial public offering received a one-time equity grant of an option to purchase that number of shares of the Company’s common stock value equivalent to $336,819 (calculated using the Black-Scholes option pricing model), vesting in equal monthly installments over three years following the grant date, subject to continued service on the Board of Directors through each vesting date. Further, immediately following each annual meeting of the Company’s stockholders through 2020, each continuing non-employee director serving on our Board of Directors received an annual equity grant of an option to purchase that number of shares of the Company’s common stock that had a value equivalent to $168,410 (calculated using the Black-Scholes option pricing model), vesting on the earlier of the one-year anniversary of the grant date and the Company’s next annual meeting of stockholders following such grant, subject to continued service on the Board through such date. All of the foregoing equity grants become immediately exercisable upon the death or permanent disability of a non-employee director or upon a “sale event” (as defined in the Company’s Amended and Restated 2019 Stock Option and Incentive Plan).
Non-Employee Director Compensation Policy in effect from February 23, 2021 through February 22, 2022
From and after February 23, 2021 through February 22, 2022, each of our non-employee directors participated in our then-current Amended and Restated Non-Employee Director Compensation Policy, or Director Plan. Only our non-employee directors are eligible to participate in the Director Plan. The 2021 compensation for our non-employee directors was recommended by the compensation committee following the review of a report from our independent compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon. The report contained an analysis of prevailing market practices regarding levels and types of non-employee director compensation, including the non-employee director compensation practices of our 2021 peer group, and a comparative assessment of our non-employee director compensation to such peers and market practices. On at least an annual basis, qualified experts deliver a presentation to the compensation committee about recent developments and best practices related to non-employee director compensation. On February 23, 2021, the Company’s Board of Directors amended the Director Plan which was used for determining director compensation from and after such date. For 2021, pursuant to our Director Plan, each of our non-employee directors was entitled to an annual cash fee of $40,000. The non-executive chairperson of our Board of Directors was entitled to receive an additional annual fee of $30,000. In addition, members of the committees of the Board were entitled to receive additional compensation as follows: (i) each non-chairperson member of the audit committee was entitled to receive an annual fee of $7,500 and the chairperson of the audit committee was entitled to receive an annual fee $15,000, (ii) each non-chairperson member of the compensation committee was entitled to receive an annual fee of $5,000 and the chairperson of the compensation committee was entitled to receive an annual fee of

$10,000, (iii) each non-chairperson member of the nominating and corporate governance committee was entitled to receive an annual fee of $4,000 and the chairperson of the nominating and corporate governance committee was entitled to receive an annual fee of $8,000, and (iv) each non-chairperson member of the research and development committee was entitled to receive an annual fee of $5,000 and the chairperson of the research and development committee was entitled to receive an annual fee of $10,000. In addition, each non-employee director serving on our Board of Directors was entitled to receive a one-time equity grant with a value of $840,000 upon initial appointment or election to the Board, with 80% of the value of such grant (calculated using the Black-Scholes option pricing model) provided in the form of stock options, which vest in equal monthly installments over three years, and 20% of such value provided in the form of restricted stock awards, which vest in equal annual installments over three years, subject to continued service on the Board of Directors through each vesting date. Further, immediately following each annual meeting of the Company’s stockholders, each continuing non-employee director serving on our Board of Directors received an annual equity grant that had a value equivalent to $420,000, with 80% of the value of such grant (calculated using the Black-Scholes option pricing model) provided in the form of stock options and 20% of such value in the form of restricted stock awards, with such annual grant vesting on the earlier of the one-year anniversary of the grant date and the Company’s next annual meeting of stockholders following such grant, subject to continued service on the Board through such date. All of the foregoing equity grants become immediately exercisable upon the death or permanent disability of a non-employee director or upon a “sale event” (as defined in the Company’s Amended and Restated 2019 Stock Option and Incentive Plan).
Non-Employee Director Compensation Policy in effect as of February 22, 2022
In 2021, our compensation committee retained Aon as its compensation consultant to advise on, among other things, director compensation matters. On February 22, 2022, based on a review of a peer group analysis prepared by Aon to benchmark our director compensation levels, the compensation committee recommended and the Board further amended the Director Plan, effective immediately as of such date, to make certain adjustments to our non-employee director compensation to align it with the competitive market and be used for determining director compensation from and after such date. These adjustments include the following:
•
increasing the annual retainer for Board membership from $40,000 to $45,000;

•
increasing the annual retainers for the members of our Board committees as follows: (i) audit committee members from $7,500 to $10,000 and the audit committee chairperson from $15,000 to $20,000, (ii) compensation committee members from $5,000 to $7,500 and the compensation committee chairperson from $10,000 to $15,000, (iii) nominating and corporate governance committee members from $4,000 to $5,000 and the nominating and corporate governance committee chairperson from $8,000 to $10,000, and (iv) research and development committee members from $5,000 to $7,500 and the research and development committee chairperson from $10,000 to $15,000;

•
increasing the value of the initial equity grant upon initial appointment or election to the Board from $840,000 to $873,000, providing that two-thirds (2/3) of the value of such grant will be provided in the form of stock options, which vest in equal monthly installments over three (3) years, and one-third (1/3) of such value in the form of restricted stock awards, which vest in equal annual installments over three (3) years; and

•
increasing the value of the annual equity grant from $420,000 to $512,000, providing that two-thirds (2/3) of the value of such grant will be provided in the form of stock options, which vest in equal monthly installments over three (3) years, and one-third (1/3) of such value in the form of restricted stock awards, which vest in equal annual installments over three (3) years.

All of the foregoing equity grants become immediately vested or exercisable, as the case may be, upon the death or permanent disability of a non-employee director or upon a “sale event” (as defined in the Company’s Amended and Restated 2019 Stock Option and Incentive Plan).
Under our Director Plan, effective as February 22, 2022, the fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

Annual Retainer
Board of Directors:
All nonemployee members	$45,000
Additional retainer for Non-Executive Chairman of the Board	$30,000
Audit Committee:
Chairman	$20,000
Non-Chairman members	$10,000
Compensation Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Nominating and Corporate Governance Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Research and Development Committee:
Chairman	$15,000
Non-Chairman members	$7,500
The aforementioned changes to our non-employee director compensation pursuant to our Director Plan shall be applicable to all non-employee directors newly appointed from and after this Annual Meeting and all current non-employee directors who continue their service on the Board of Directors after this Annual Meeting.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings.
This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
2021 Non-Employee Director Compensation Table
The table below provides information regarding the total compensation that was earned by or paid to our non-employee directors during 2021. Saqib Islam, our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Islam, as a named executive officer, is presented in “Executive Officer Compensation — Summary Compensation Table for Fiscal 2021”.
Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Daniel S. Lynch, M.B.A	80,000	83,990	335,990	—	499,980
Freda Lewis-Hall, M.D., DFAPA	48,000	83,990	335,990	—	467,980
Jeffrey Schwartz, M.B.A	52,500	83,990	335,990	—	472,480
Alan Fuhrman	59,000	83,990	335,990	—	478,980
Stephen Squinto, Ph.D.	45,000	83,990	335,990	26,667(5)	491,647
Julie Hambleton, M.D.	57,500	83,990	335,990	—	477,480

(1)
Amounts reported represent payments made pursuant to our Director Plan during 2021.

(2)
Amounts reflect the aggregate grant date fair value of stock awards granted during 2021 calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of stock awards, see Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021.
(3)
Amounts shown reflect the aggregate grant date fair value of option awards granted during 2021. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, disregarding the effect of estimated forfeitures related to service-based vesting. See note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021 regarding assumptions we made in determining the fair value of option awards.

(4)
Non-employee directors who served on the Board of Directors during 2021 held the following unexercised stock options and shares of restricted stock as of December 31, 2021:

Director	Stock Options	Shares of Restricted Stock
Daniel S. Lynch, M.B.A	283,268	1,106
Freda Lewis-Hall, M.D., DFAPA	44,445	1,106
Jeffrey Schwartz, M.B.A.	44,445	1,106
Alan Fuhrman	44,445	1,106
Stephen Squinto, Ph.D.	66,862	1,106
Julie Hambleton, M.D.	21,666	1,106

(5)
Amount represents consulting fees paid to Dr. Squinto in 2021 for his service as our acting Head of Research and Development through April 30, 2021. See the section of this proxy statement titled “Certain Relationships and Related Party Transactions” for a description of the material terms of the consulting agreement with Dr. Squinto, which agreement expired on April 30, 2021.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SPRINGWORKS THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
SpringWorks Therapeutics’ stockholders are being asked to ratify the appointment by the audit committee of the Board of Directors of Ernst & Young LLP as SpringWorks Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP has audited the Company’s financial statements for each fiscal year since our inception in 2017.
Stockholder approval is not required to appoint Ernst & Young LLP as SpringWorks Therapeutics’ independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the audit committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of SpringWorks Therapeutics and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
SpringWorks Therapeutics incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2021 and 2020.
	2021	2020
Audit fees(1)	$866,127	$945,000
Audit-related fees	—	—
Tax fees(2)	301,358	133,079
All other fees	—	—
Total fees	$1,170,637	$1,078,079

(1)
Audit fees in 2021 include fees related to the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company’s sales agreement with Cowen and Company, LLC, pursuant to which we may issue and sell shares in an ‘at the market’ offering, which was instituted in February 2021. Audit fees in 2020 include fees related to the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company’s follow-on public offering, which closed in October 2020.

(2)
Tax fees consist of fees for tax compliance, advice and tax services.

Audit Committee Pre-approval Policy and Procedures
Our audit committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm, which policy became effective as of August 7, 2019. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
Prior to the adoption of this policy, our Board of Directors pre-approved all audit and non-audit services to be performed by our independent registered public accounting firm.

During our 2021 and 2020 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the policies and procedures described above.
The approval of Proposal No. 2 requires the majority of the votes properly cast on this matter. The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as SpringWorks Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our Board of Directors is committed to excellence in governance. The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A(a)(1) of the Exchange Act, enables our stockholders, at least once every three years, to vote, on a non-binding advisory basis, on the compensation of our named executive officers, or a Say-on-Pay Vote, as disclosed in this proxy statement. In addition, we are required under the act to solicit our stockholders, at least once every six years, to vote, on a non-binding advisory basis, on the frequency of such Say-on-Pay Vote, or a say-on-frequency vote. As part of that commitment and consistent with the results of the advisory “say-on-frequency” vote of our stockholders that was held at the fiscal 2021 annual meeting, our Board of Directors is providing the stockholders with an opportunity to partake, on an advisory basis, in a Say-on-Pay Vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Our next non-binding, advisory say-on-frequency vote will be held before or during 2027.
As described below under “Executive Officer Compensation — Compensation Discussion and Analysis,” we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” “Summary Compensation Table for Fiscal 2021” and the other compensation related tables and the narrative discussions that accompany such tables.”
The approval of Proposal No. 3 requires the majority of the votes properly cast on this matter. As this vote is advisory, it will not be binding upon our Board of Directors or compensation committee, and neither our Board nor our compensation committee will be required to take any action as a result of the outcome of this vote. However, our Board of Directors and our compensation committee value the opinions of our stockholders, and they will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
The Board of Directors recommends voting “FOR” the non-binding advisory resolution in Proposal No. 3 approving the compensation of the Company’s named executive officers.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis, or CD&A, discusses the compensation philosophy, policies and principles underlying the executive compensation decisions of SpringWorks Therapeutics, Inc., or the Company, for 2021. This CD&A provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to our named executive officers for the fiscal year ended December 31, 2021, which consist of our principal executive officer, principal financial officer and the three next highly paid executive officers during 2021.
Our named executive officers for the year ended December 31, 2021 are the following individuals:
•
Saqib Islam, J.D., our Chief Executive Officer;

•
Francis I. Perier, Jr., M.B.A., our Chief Financial Officer;

•
Bhavesh Ashar, our Chief Commercial Officer;

•
Michael Burgess, M.B.Ch.B., Ph.D., our Head of Research and Development; and

•
Badreddin Edris, Ph.D., our Chief Operating Officer.

Executive Summary
2021 Corporate Performance Highlights.   During 2021, we achieved several important business milestones, including but not limited to, the following:
•
Advanced development of our late-stage rare oncology programs:

•
Throughout 2021, we continued to execute on, and monitor, the ongoing Phase 3 DeFi trial evaluating nirogacestat in patients with desmoid tumors, which completed enrollment in July 2020, and related regulatory and other preparatory work in anticipation of a potential new drug application to the FDA for this indication. We expect to report topline data from this randomized, double-blind and placebo-controlled trial in the second quarter of 2022; and, assuming results are favorable, we plan to file for marketing approval for nirogacestat.

•
In February 2021, we reported interim data from the first 20 adult patients with NF1-associated plexiform neurofibromas enrolled in our ongoing Phase 2b ReNeu trial for mirdametinib. In November 2021, we announced full enrollment of this trial in both adult and pediatric patients.

•
Advanced development of our early-stage programs in biomarker-defined solid tumors and multiple myeloma with our existing collaboration partners:

•
In June 2021, we announced the initiation of a Phase 1/2 clinical trial to evaluate mirdametinib for the treatment of children, adolescents, and young adults with low-grade glioma.

•
In August 2021, we announced a Phase 1b/2a platform study sponsored by Memorial Sloan Kettering Cancer Center and supported by SpringWorks to evaluate mirdametinib both as a monotherapy and as a combination therapy in advanced solid tumors harboring MAPK-activating mutations.

•
In 2021, we announced the dosing of the first patient in four different clinical trials evaluating nirogacestat in combination with B-cell maturation antigen (BCMA)-targeted agents in patients with relapsed or refractory multiple myeloma (RRMM). These clinical trials exploring BCMA therapies in combination with nirogacestat include: (i) a Phase 1b trial with Janssen’s bispecific antibody targeting BCMA and CD3, teclistamab, (ii) a Phase 1 trial with Allogene’s allogeneic BCMA-targeted CAR T-cell therapy, ALLO-715, (iii) a Phase 1/2a trial with Precision Biosciences’ allogeneic BCMA-targeted CAR T-cell therapy, PBCAR269A, and (iv) a Phase 1b/2 trial with Pfizer’s bispecific antibody targeting BCMA and CD3, elranatamab.

•
In October 2021, we announced an update from our ongoing clinical collaboration with GlaxoSmithKline evaluating nirogacestat in combination with BLENREP (belantamab mafodotin-blmf), a BCMA antibody-drug conjugate, in patients with RRMM as part of GSK’s DREAMM-5 trial. The first combination dose level, which is evaluating 0.95 mg/kg Q3W BLENREP plus nirogacestat, was advanced into a randomized Phase 2 expansion stage of the trial and is being evaluated against a BLENREP 2.5 mg/kg Q3W monotherapy control arm. We also announced the addition of two new sub-studies to the DREAMM-5 trial that will evaluate the BLENREP plus nirogacestat combination together with standard-of-care multiple myeloma therapies (pomalidomide plus dexamethasone and lenalidomide plus dexamethasone).

•
Expanded our innovative pipeline through in-licensing new preclinical programs and additional collaborations:

•
In May 2021, we announced an exclusive worldwide license agreement with Katholieke Universiteit Leuven and the Flanders Institute for Biotechnology for a portfolio of novel small molecule inhibitors of the TEA Domain family of transcription factors designed for the treatment of cancers with Hippo pathway mutations.

•
In October 2021, we announced an exclusive worldwide license agreement with the Dana-Farber Cancer Institute and a sponsored research agreement with Stanford Medicine for a portfolio of novel small molecule inhibitors of Epidermal Growth Factor Receptor (EGFR) designed for the treatment of EGFR-mutant lung cancers.

•
In 2021, we announced two additional collaborations (with Seagen and with AbbVie) to evaluate nirogacestat in combination with BCMA-targeted therapies for the treatment of patients with multiple myeloma.

•
Through these additional collaborations and license agreements executed in 2021, as well as by expanding development of our existing compounds into additional indications, we increased our pipeline of programs from ten programs at the beginning of the year to seventeen programs by the end of the year.

•
Successful operational execution:

•
We ended 2021 with cash, cash equivalents and marketable securities of $432.7 million.

•
We expanded our intellectual property filing and prosecution efforts, resulting in the issuance of a new U.S. composition of matter patent for mirdametinib, which extends patent protection into 2041.

•
We continued to build on our existing capabilities, growing our organization from 78 employees at the beginning of the year to 176 employees by the end of the year.

2021 Compensation Highlights.    We believe that 2021 was a highly successful year for us due, in large part, to our achievement of significant clinical, research, business collaboration and other strategic milestones, as described above. With respect to 2021 compensation decisions, our compensation committee and the Company’s Board of Directors, or Board, focused on ensuring that a significant portion of the total compensation awarded to our named executive officers was performance-based and linked to meeting our long-term strategic plan to create long-term stockholder value.
The substantial majority of our 2021 compensation to named executive officers was in the form of equity incentive awards. We believe that equity incentive awards further our long-term strategic plan to create long-term stockholder value. For 2021, our compensation committee granted new hire equity awards to each of Mr. Ashar and Dr. Burgess to secure their respective employment and to incentivize their respective long-term commitment and performance. In recognition of our significant achievements and as a retention measure, our compensation committee also granted 2021 annual equity awards to Mr. Perier and Dr. Edris, and our Board of Directors granted 2021 annual equity awards to Mr. Islam. The following charts illustrate the portion of compensation attributable to equity incentive awards, annual performance-based cash incentive awards and base salary for our Chief Executive Officer and for our other named executive officers, as a group.

Executive Compensation Philosophy and Overview
Our executive compensation program is intended to meet the following principal objectives:
•
attract, retain and motivate superior executive talent;

•
provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of long-term stockholder value, as well as to facilitate executive retention;

•
differentiate compensation based on individual performance; and

•
align the executives’ interests with those of stockholders through long-term incentives linked to specific performance targets.

Based on this philosophy, our performance-driven compensation program primarily consists of three components: base salary, short-term cash incentive compensation, and long-term incentive compensation in the form of equity awards. Our compensation committee has determined that these three components, with a portion of target total direct compensation allocated to “at-risk” performance-based incentives through the use of short-term and long-term incentive compensation, best align the interests of our executive officers with those of our stockholders. While it does not have any formal policies for allocating compensation among the three components, our compensation committee reviews relevant competitive market data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation levels and opportunities are competitive and that we are able to attract and retain capable executive officers to work for our long-term prosperity and stockholder value, without taking unnecessary or excessive risks.
2021 Executive Compensation Policies and Procedures.
What We Do	What We Don’t Do
Pay for performance — structure a substantial portion of pay to be “at risk” and based on Company performance	No tax or other gross-ups
Conduct a thorough compensation risk analysis	No single trigger change in control benefits
Grant equity awards over multi-year vesting periods	No excessive health or welfare benefits or perquisites
Compensation committee composed of all independent directors	No hedging or pledging of Company stock
Retain an independent compensation consultant	No guaranteed bonuses or base salary increases
Conduct an annual compensation review	No special retirement benefits
Process for Setting Executive Compensation
We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. To achieve this, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed at least annually through processes discussed further below, with a focus on our achievement of our corporate goals, and in view of economic and financial conditions affecting the performance period.
“Say-on-Pay” Vote on Executive Compensation
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, we are required to solicit our stockholders, at least once every six years, to indicate their preference regarding how frequently we should hold a Say-on-Pay Vote. At our 2021 Annual Meeting of Stockholders, the stockholders approved a proposal, on a non-binding advisory basis, to set the frequency of the Say-on-Pay Vote, to every 1 year. Accordingly, at this Annual Meeting, we will hold our annual

Say-on-Pay Vote as described in Proposal No. 3 of this Proxy Statement. Our Board of Directors and compensation committee will consider the results of the Say-on-Pay Vote as well as any feedback received throughout the year, when making compensation decisions for our named executive officers in the future because we value the opinions of our stockholders.
Role of the Compensation Committee
Our compensation committee reviews and approves our executive compensation philosophy, objectives and methods, evaluates our performance and the performance of our executive officers, and approves executive compensation, other than with respect to our Chief Executive Officer, and makes recommendations to our Board regarding our Chief Executive Officer’s compensation. The compensation committee also determines the Company’s achievement of its corporate goals, subject to a maximum level of 150%.
Please see “Corporate Governance — Board Committees — Compensation Committee” for additional information.
Awards of performance-based compensation for the previous year are typically made at the last-scheduled compensation committee meeting of the year. Adjustments to the base salaries of our named executive officers, if any, and reviews of annual equity awards are also typically made at the last-scheduled compensation committee meeting of the year.
Role of Management
For each year, annual Company goals are proposed by our senior management team and reviewed and approved by our Board of Directors and compensation committee. Our Chief Executive Officer’s cash incentive award is based entirely on performance relative to Company goals (to drive maximum stockholder value), and the cash incentive awards for our other named executive officers are based 80% on Company goals and 20% on individual objectives. Individual objectives for our senior management team other than our Chief Executive Officer are focused on leadership development objectives as well as individual contributions that are intended to drive achievement of the Company goals and are proposed by each member of senior management, with review and input from the Chief Executive Officer. Any merit increases in base salary and any annual cash awards under our annual short-term incentive plan are based on the achievement of these Company goals and individual performance goals and objectives, as applicable.
During the last quarter of each year, our senior management team evaluates our company performance and each executive officer’s individual performance, as compared to the Company goals and, as applicable, the individual objectives for that year. Based on this evaluation, our Chief Executive Officer recommends to our compensation committee any increases in base salary and any annual equity awards and/or cash awards under our annual cash incentive program for members of the senior management team other than himself. Our compensation committee then meets in executive session (that is, without the presence of employee directors) to consider such recommendations and any recommendations made by the committee concerning our Chief Executive Officer’s own base salary or annual equity awards. Our Chief Executive Officer recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant
Our compensation committee is authorized to engage a compensation consultant or other advisors to review our executive officers’ compensation, including an analysis against the compensation of executive officers at comparable companies, to ensure that our compensation is market competitive, with the goal of retaining and adequately motivating our senior management. During 2021, our compensation committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, as its independent compensation consultant to make recommendations for updating our compensation peer group, and to review and make recommendations regarding our executive and director compensation for 2021. Aon was invited to attend a compensation committee meeting where they presented and discussed their analysis and findings. For 2021, with the assistance of Aon, our compensation committee updated our compensation peer group, described below in the section entitled “Peer Group and Market Compensation Data.”
Before engaging Aon, our compensation committee analyzed whether Aon’s work as a compensation consultant would raise any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our Company by Aon; (ii) the amount of fees received by Aon from us as a percentage of Aon’s total revenue; (iii) Aon’s own policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Aon or the individual compensation advisors employed by the firm with a member of the compensation committee; and (v) any stock of our Company owned by the individual compensation advisors employed by Aon. Our compensation committee determined, based on its analysis of the above factors, that the work of Aon and the individual compensation advisors employed by Aon has not created any conflict of interest and our compensation committee is satisfied with the independence of Aon.
Peer Group and Market Compensation Data
The compensation committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. The compensation committee also considers other reference points and criteria when establishing targeted compensation levels, such as the executive’s experience level, contribution to established Company’s goals, individual performance against the executive’s individual goals where applicable, scope of responsibility, skill sets, and leadership potential, as well as the Company’s critical needs and succession planning.
In evaluating the total compensation of our named executive officers, our compensation committee, using information provided by Aon, annually establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:
•
companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;

•
companies with similar executive positions to ours;

•
companies against which we believe we compete for executive talent; and

•
public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our peer group for 2021, as approved by our compensation committee, consisted of the following 18 companies:
Agios Pharmaceuticals, Inc.	Deciphera Pharmaceuticals, Inc.	Mirati Therapeutics, Inc.
Allogene Therapeutics, Inc.	Fate Therapeutics, Inc.	Odonate Therapeutics, Inc.*
Arcus Biosciences, Inc.	G1 Therapeutics, Inc.*	Principia Biopharma Inc.*
Biohaven Pharmaceutical Holding Company Ltd.	Kiniksa Pharmaceuticals, Ltd.*	Replimune Group, Inc.*
Blueprint Medicines Corp.	Kura Oncology, Inc.*	Syros Pharmaceuticals, Inc.*
BridgeBio Pharma, Inc.	MeiraGTx Holdings plc*	Y-mAbs Therapeutics, Inc.*

*
Denotes removal in October 2021.

Based on a review of the analysis prepared by Aon, in October 2021, the compensation committee approved the updated compensation peer group below for the remainder of 2021 and for 2022. The factors considered were similar for updating the peer group as set forth above, were reflective of the size and scope of the Company.

ACADIA Pharmaceuticals Inc.+	Blueprint Medicines Corp.	Mirati Therapeutics, Inc.
Agios Pharmaceuticals, Inc.	BridgeBio Pharma, Inc.	Nektar Therapeutics+
Allogene Therapeutics, Inc.	Deciphera Pharmaceuticals, Inc.	Revolution Medicines, Inc.+
Apellis Pharmaceuticals, Inc.+	Fate Therapeutics, Inc.	Sarepta Therapeutics, Inc.+
Arcus Biosciences, Inc.	Global Blood Therapeutics, Inc.+	Turning Point Therapeutics, Inc.+
bluebird bio, Inc.+	Iovance Biotherapeutics, Inc.+	Ultragenyx Pharmaceutical, Inc.+
Biohaven Pharmaceutical Holding Company Ltd.	Legend Biotech Corp+

+
Denotes addition in October 2021.

Executive Compensation Program and Compensation Decisions for the Named Executive Officers
The components of our executive compensation program in 2021 were as follows:
Annual Base Salary
The base salaries of our named executive officers are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain individuals capable of leading us to achieve our business goals in competitive market conditions.
The base salaries of our named executive officers are reviewed at least annually, generally in the last quarter of each fiscal year, by our compensation committee and adjustments are made to reflect Company and individual performance, as well as competitive market practices. Our compensation committee also takes into account subjective performance criteria, such as an executive officer’s ability to lead, organize and motivate others, develop the skills necessary to mature with us, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our compensation committee does not apply specific formulas to determine increases, but instead makes an evaluation of each named executive officer’s contribution to our long-term success. Annual adjustments to base salaries are effective as of January 1 of each year, with mid-year adjustments to base salaries made under special circumstances, such as promotions or increased responsibilities. In December 2020, our compensation committee reviewed the annual base salaries of our named executive officers. After reviewing each executive’s performance against 2020 performance goals, considering Dr. Edris’ new role as our Chief Operating Officer effective January 2021, and taking into account a review of market data provided by Aon (including the impact to the market data due to changes in the composition of our peer group), the compensation committee recommended that the Board approve (and the Board subsequently approved) an increase to Mr. Islam’s 2021 annual base salary and approved increases to the 2021 annual base salaries of Mr. Perier, and Dr. Edris, each as set forth below and effective as of January 1, 2021.
The 2020 and 2021 base salaries for our named executive officers were as follows:
Name	2020 Base Salary ($)	2021 Base Salary ($)	% Increase
Saqib Islam, J.D.	540,750	590,000	9%
Francis I. Perier, Jr., M.B.A.	405,600	423,900	5%
Bhavesh Ashar	—(1)	450,000	—(1)
Michael Burgess, M.B.Ch.B., Ph.D.	—(1)	500,000	—(1)
Badreddin Edris, Ph.D.	409,500	470,900	15%

(1)
Commenced employment in 2021.

On December 14, 2021, our compensation committee reviewed the annual base salary and the individual bonus opportunity of Mr. Islam, Mr. Perier, Dr. Edris, Mr. Ashar and Dr. Burgess. Following a review of each individual’s performance against the 2021 performance goals and after taking into account a review of market data provided by Aon (including the impact to the market data due to changes in the composition of our peer group) against the 2021 compensation of each individual executive, the committee recommended the Board approve an increase in Mr. Islam’s annual base salary for 2022 from $590,000 to $680,000 and also approved the increase in Mr. Perier’s annual base salary for 2022 from $423,900 to $475,000, in Mr. Ashar’s annual base salary for 2022 from $450,000 to $475,000, in Dr. Burgess’ annual base salary for 2022 from $500,000 to $525,000, and in Dr. Edris’s annual base salary for 2022 from $470,900 to $550,000. On December 21, 2021, the Board approved the increase to Mr. Islam’s annual base salary.
Short-Term Incentive Compensation
Our named executive officers are eligible to receive annual performance-based cash incentives, sometimes referred to as bonuses, as part of our annual short-term incentive plan, which are designed to provide appropriate short-term incentives to our executive officers to achieve pre-established annual corporate goals and to reward them for individual performance towards these goals. The annual bonus each current named executive officer is eligible to receive under our annual short-term incentive plan is based on an individual bonus opportunity, which is a percentage of such named executive officer’s annual base salary established by our compensation committee, or in the case of Mr. Islam, by the Board, and is generally adjusted based on the extent to which we achieve the corporate goals that the Board establishes each year and (except for Mr. Islam whose performance under the annual short-term incentive plan is measured solely against our achievement of our annual corporate goals) such named executive officer’s individual performance. At the end of the year, the Board and compensation committee review our performance and approve the extent to which we achieved each of these corporate goals. Generally, the Board and compensation committee, as applicable, will assess each named executive officer’s individual contributions towards reaching our annual corporate goals and our Chief Executive Officer’s recommendations based on one-on-one assessments reviewing individualized performance achievements for our named executive officers (other than himself). Our Board and compensation committee may grant above-target bonuses, for extraordinary performance against the pre-established goals, as well as taking into account other corporate and individual achievements.
The annual short-term incentive plan bonus opportunity targets as a percentage of base salaries for our named executive officers were as follows:
Name	2021 Target %	2021 Target $
Saqib Islam, J.D.	60%	$354,000
Francis I. Perier, Jr., M.B.A.	40%	$169,560
Bhavesh Ashar	40%	$180,000
Michael Burgess, M.B.Ch.B., Ph.D.	40%	$200,000
Badreddin Edris, Ph.D.	50%	$235,450
In a series of meetings in December 2021, and taking into account a review of market data for competitive target bonus opportunities for executives in our peer group that was provided to our compensation committee by Aon, our compensation committee recommended the Board approve an increase to Mr. Islam’s individual bonus opportunity from 60% of annual base salary to 65% of annual base salary for 2022. On December 21, 2021, the Board approved the increase to Mr. Islam’s individual bonus opportunity.
The corporate goals used in our annual short-term incentive plan were proposed by management and reviewed and approved by our compensation committee and our Board. The Board considered and assigned a percentage weighting to each of our corporate goals with an overall focus on enhancing stockholder value.
Our corporate goals for 2021 and the percentage weighting assigned to each goal are summarized as follows:
1.
Achieve last patient, last visit and achieve data to support 51 events in our DeFi trial, our potentially registrational Phase 3 clinical trial of nirogacestat for adult patients with desmoid tumors (20%);

2.
Disclose interim data from our ReNeu trial, our potentially registrational Phase 2b clinical trial of mirdametinib for pediatric and adult patients with NF1-PN, and complete enrollment of the trial (10%);

3.
Support active industry collaborations in successfully initiating at least three Phase 1 clinical trials (nirogacestat + BCMA-directed agent) and define longer-term development and regulatory strategy/plans across early-stage programs (10%);

4.
Grow portfolio by in-licensing at least one additional targeted oncology asset and securing two additional clinical collaborations (20%);

5.
Maintain strong balance sheet (minimum of two years cash on hand) and opportunistically enhance cash position (5%);

6.
Establish tailored preclinical capabilities to support potential new assets and existing pipeline (10%);

7.
Build initial commercial leadership organization and prepare go-to-market strategy and operational plan to commercialize nirogacestat in desmoid tumors; evaluate lifecycle management opportunities for company assets (10%); and

8.
Change our operating model and infrastructure to allow for flexible and remote work while scaling our workforce and preserving our culture (15%).

In December 2021, our compensation committee and our Board reviewed our 2021 corporate goals, taking into account the weighting for each goal and its determination of an achievement rating with respect to each such goal, as well as additional organizational accomplishments in 2021, and approved payout of bonuses at the 150% level for the corporate component of the bonus. In addition, our compensation committee and our Board considered and accepted our Chief Executive Officer’s recommendations as to the achievement of individual goals by our named executive officers (other than himself).
In recognition of their efforts towards our successful achievement of such goals and milestones, our compensation committee approved awarding Mr. Perier, Mr. Ashar, Dr. Burgess and Dr. Edris their respective individual bonuses for 2021, taking into account the Board’s determination that the Company achieved its corporate goals at the 150% level with respect to 80% of the bonus calculation, with the remaining 20% of such calculation based on the named executive officer’s individual performance in accordance with the recommendations of our Chief Executive Officer, and recommended, and the Board approved, awarding Mr. Islam 150% of his individual bonus opportunity for 2021. The 2021 annual bonus payments, which were paid in February 2022, are summarized in the table below.
Name	2021 Annual Bonus ($)	% of 2021 Base Salary
Saqib Islam, J.D.	531,000	90%
Francis I. Perier, Jr., M.B.A.	250,949	59%
Bhavesh Ashar	266,400	59%
Michael Burgess, M.B.Ch.B., Ph.D.	292,000	58%
Badreddin Edris, Ph.D.	357,884	76%
Long-Term Incentive Compensation
We provide long-term incentive compensation to our named executive officers through the grant of equity awards. We believe that equity awards create incentives for our named executive officers to further our long-term strategic plan to create long-term stockholder value. We also believe equity awards create an ownership culture. In addition, the vesting requirements of our equity awards contributes to executive retention by providing an incentive to our named executive officers to remain employed by us during the vesting period.
Generally, significant equity awards are granted at the time a named executive officer commences employment. Thereafter, equity awards may be granted at varying times and in varying amounts in the discretion of our compensation committee or, if awards are being granted to the Chief Executive Officer, in the discretion of the Board, but are generally made once a year unless such named executive officer is promoted, or for recognition of outstanding performance. None of our named executive officers is currently party to an employment agreement that provides for an automatic grant of stock options or other equity awards.
In December 2020, our compensation committee determined that an increasing number of companies in our compensation peer group grant full value awards, such as restricted stock awards and, therefore, decided that, starting in 2021, restricted stock awards should be added to our executive compensation program to attract and retain highly qualified executives. In this regard, while both stock options and restricted stock awards enable our named executive officers to benefit, like stockholders, from any increases in the value of our common stock, stock options deliver future value only if the value of our common stock increases above the exercise price. In contrast, restricted stock awards deliver fully paid shares of our stock upon vesting, so, during periods of stock market volatility, restricted stock awards help retain employees. In addition, full value awards, such as restricted stock awards, are less dilutive to existing stockholders since fewer shares are needed to achieve an equivalent value relative to stock options.
The exercise price of our stock options is equal to the fair market value (the closing market price on the Nasdaq Global Select Market) of our common stock on the date of grant. Our stock options have a ten-year term and generally vest over a four-year period on a monthly basis (i.e., 1/48th each month) until such award is fully vested, except that our stock options for new hires vest over a four-year period, with 25% vesting on the first anniversary of the grant and the balance vesting in equal monthly installments over the next three years until such award is fully vested, subject in each case to vesting acceleration as described under the heading “— Potential Payments Upon Termination or Change of Control” below. The restricted stock awards which were granted to our named executive officers in 2021 vest in three equal annual installments from the grant date, subject to vesting acceleration as described under the heading “— Potential Payments Upon Termination or Change of Control” below. The other terms of the equity awards are governed by our 2019 Stock Option and Equity Incentive Plan, as amended.
The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in our employ. Accordingly, the stock award will provide a return to the employee only if he or she remains in our service, and, in the case of the stock option component, only if the market price of our common stock appreciates over the option term.
In December 2020, our compensation committee granted restricted stock awards as well as options to purchase shares of our common stock to our named executive officers, except for Mr. Ashar (who commenced employment on March 22, 2021 and received his new hire equity award on April 1, 2021) and Dr. Burgess (who commenced employment on May 10, 2021 and received his new hire equity award on June 1, 2021). In determining the 2021 annual equity awards to our named executive officers, our compensation committee considered the equity awards granted within the 50th to 75th percentile range to the executives holding comparable positions at our peer group companies, as well as each named executive officer’s existing equity holdings, level of responsibility and criticality, unvested status of existing equity holdings, in addition to the committee’s subjective assessment of each named executive officer’s individual performance and our overall company performance. In determining the new hire equity awards granted to each of Mr. Ashar and Dr. Burgess in 2021, our compensation committee considered market data within the 50th to 75th percentile range to the executives holding comparable positions at our peer group companies, as well as such named executive officer’s level of responsibility and anticipated criticality to our business. Our compensation committee believes that each such new hire equity award was necessary to secure the respective named executive officer’s employment and to incentivize their long-term commitment and performance at the Company.

The equity awards granted to our named executive officers during 2021 were as follows:
Name	Options to Purchase Shares of Our Common Stock (#)	Restricted Stock Awards (#)	Grant Date Fair Value ($)
Saqib Islam, J.D.	300,000	37,500	16,414,110
Francis I. Perier, Jr., M.B.A.	80,000	10,000	4,377,096
Bhavesh Ashar	92,000(1)	12,500(1)	5,296,191(1)
Michael Burgess, M.B.Ch.B., Ph.D.	225,000(2)	27,500(2)	14,302,398(2)
Badreddin Edris, Ph.D.	104,000	13,000	5,690,225

(1)
New hire grant for Mr. Ashar, who commenced employment on March 22, 2021.

(2)
New hire grant for Dr. Burgess, who commenced employment on May 10, 2021.

Health and Welfare Benefits
All of our full-time employees, including our named executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and long-term disability for all of our employees, including our named executive officers. We also provide all employees, including named executive officers, with a flexible spending account plan, and paid time-off benefits including vacation, sick time and holidays. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.
Section 401(k) Plan
We maintain a tax-qualified retirement plan, or the 401(k) Plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual limits provided for in the Internal Revenue Code, or the Code. We make 50% matching contributions into the 401(k) plan on behalf of participants, for up to the first 5% of eligible compensation. Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. Our 401(k) Plan is intended to be qualified under Section 401(a) of the Code with our 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from our 401(k) Plan.
Perquisites
We pay a portion of the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our full-time employees. We generally do not provide excessive perquisites or personal benefits to our named executive officers. In 2021, we introduced a health evaluation plan and reimbursement for medical concierge services for our named executive officers, giving each individual access to efficient, high-quality healthcare options, while allowing each of them to be more effective in the performance of their individual duties, and for recruitment and retention purposes. All practices with respect to perquisites or other personal benefits must be approved, and are subject to periodic review, by our compensation committee. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.
Post-Employment Compensation
Our named executive officers are entitled to certain severance and change of control payments and benefits pursuant to their respective employment agreement with us, as described in more detail below in the section titled “— Potential Payments Upon Termination or Change of Control.” Each such employment agreement provides for a combination of a lump-sum cash severance payment, continued health benefits, and acceleration of vesting on outstanding equity awards in specified circumstances. Acceleration of vesting is subject to a “double trigger” arrangement, meaning that vesting acceleration occurs only in the event of a change of control of the Company in connection with or followed by a termination of employment without cause by us, or with good reason by the named executive officer. Following the review of market data presented by Aon in early 2021, our compensation committee recommended to the Board, and the Board approved, amendments to the employment agreements with each of our named executive officers to include specified compensation in the event of such named executive officer’s death or permanent disability and to increase the amount of compensation payable to such named executive officer in the event of certain terminations of employment in connection with a change in control of the Company. Each such employment agreement was amended and restated on July 30, 2021.
Given the industry in which we participate and the range of strategic initiatives that we may explore, we believe these arrangements are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following an involuntary termination of employment in connection with or following a change of control of the Company, these payments and benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these payments and benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.
Accounting and Tax Considerations
Under Financial Accounting Standard Board ASC Topic 718, or ASC Topic 718, we are required to estimate and record an expense for each share-based payment award (including stock options) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718. Our compensation committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to our executive officers in lieu of or in addition to stock options in light of the accounting impact of ASC Topic 718 and other considerations.
Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. However, Section 162(m) provides a reliance period exception for corporations that became publicly held before December 20, 2019, pursuant to which the deduction limit under Section 162(m) does not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m), this reliance period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering occurs. However, the reliance period exception under Section 162(m) may be repealed or modified in the future as a result of certain changes that were made to Section 162(m) pursuant to the Tax Cuts and Jobs Act of 2017.
Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the reliance period exception under Section 162(m). Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the compensation committee, no assurance can be given that any compensation paid by the Company will qualify for the reliance period exception under Section 162(m) and be deductible by the Company in the future. Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The compensation committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Summary Compensation Table for Fiscal 2021
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Saqib Islam, J.D., Chief Executive Officer	2021	590,000	—	2,650,500	13,763,610	531,000	6,947(4)	17,542,057
	2020	540,750	—	—	6,788,860	405,563	—	7,735,173
	2019	480,115(5)	—	—	2,470,056	334,750	—	3,284,921
Francis I. Perier, Jr., M.B.A., Chief Financial Officer	2021	423,900	—	706,800	3,670,926	250,949	—	5,052,575
	2020	405,600	—	—	1,566,660	243,360	—	2,215,620
	2019	144,583(6)	—	—	2,150,821	77,231	—	2,372,635
Bhavesh Ashar,	2021	350,000(7)	200,000(8)	907,625(9)	4,388,566(10)	266,400	5,207(11)	6,117,798
Michael Burgess, M.B.Ch.B., Ph.D., Head of Research and Development	2021	332,917(12)	—	2,246,200(13)	12,056,198(14)	292,000	—	14,927,315
Badreddin Edris, Ph.D.,(15) Chief Operating Officer	2021	470,900	—	918,840	4,771,385	357,884	15,959(16)	6,534,968
	2020	409,500	—	—	2,088,880	245,700	—	2,744,080
	2019	377,609(17)	—	—	222,126	202,800	107,895(18)	910,430

(1)
Amounts reflect the aggregate grant date fair value of stock awards granted during the year calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of stock awards, see Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(2)
Amounts reflect the aggregate grant date fair value of option awards (both time and performance based) granted during the year calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation. Such aggregate grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For the performance-based stock option award granted to Mr. Islam in 2019, the value reported reflects the grant date fair value based upon probable achievement of the market-based performance conditions of the option award. The grant date fair value of such stock option award assuming the maximum achievement of the performance conditions is $1,323,082.50. For information regarding assumptions underlying the valuation of option awards, see Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(3)
The amounts reported represent annual performance-based cash awards based upon the achievement of company and individual performance objectives for the years ended December 31, 2021, 2020, and 2019, which were paid in February 2022, March 2021, and March 2020, respectively.

(4)
The amount reported represents payment for health evaluation and medical concierge services for our named executive officers.

(5)
Mr. Islam’s initial 2019 base salary was $450,000, which was increased to $515,000 in September 2019 following the completion of our initial public offering.

(6)
Mr. Perier commenced employment on August 15, 2019. His annualized base salary for 2019 was $370,000, and the 2019 salary reported reflects the pro rata portion of Mr. Perier’s annual salary earned from commencement of his employment through December 31, 2019. In December 2019, our Board of Directors approved an increase in Mr. Perier’s annual salary to $390,000.
(7)
The amount reported represents the amounts paid to Mr. Ashar since the commencement of his employment on March 22, 2021 (pro-rated based on an annual salary of $450,000).

(8)
The amount reported represents the sign-on bonus paid to Mr. Ashar, who commenced employment on March 22, 2021.

(9)
The amount reported represents the grant date fair value of the new hire stock award to Mr. Ashar, who commenced employment on March 22, 2021.

(10)
The amount reported represents the grant date fair value of the new hire option grant to Mr. Ashar, who commenced employment on March 22, 2021.

(11)
The amount represents employer contributions to the 401(k) plan.

(12)
The amount reported represents the amounts paid to Dr. Burgess since the commencement of his employment on May 10, 2021 (pro-rated based on an annual salary of $500,000).

(13)
The amount reported represents the grant date fair value of the new hire stock award to Dr. Burgess, who commenced employment on May 10, 2021.

(14)
The amount reported represents the grant date fair value of the new hire option grant to Dr. Burgess, who commenced employment on May 10, 2021.

(15)
Dr. Edris was promoted to Chief Operating Officer effective January 1, 2021.

(16)
The amount reported represents $9,009 of commuting expense reimbursements and $6,950 of employer contributions to the 401(k) plan.

(17)
In March 2019, Dr. Edris’ annual salary was increased from $360,000 to $372,600 and in September 2019, following the completion of our initial public offering, Dr. Edris’ annual salary was increased to $390,000.

(18)
The amount reported represents commuting expense reimbursements.

2021 Grants of Plan-Based Awards Table
The following table presents information regarding the grant of plan-based incentive awards to each of our named executive officers in 2021.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other All other share Awards: Number of Securities Underlying Share Awards (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of Stock and Option Awards ($)(2)
Name	Grant Date	Thre-shold ($)	Target ($)	Maximum ($)	Thre-shold ($)	Target ($)	Max-imum ($)
Saqib Islam, J.D.
Restricted Stock Award	1/7/2021	—	—	—	—	—	—	37,500	—	—	2,650,500
Stock Option Award	1/7/2021	—	—	—	—	—	—	—	300,000	70.68	13,763,610
Annual Bonus	—	—	531,000	—	—	—	—	—	—	—	—
Francis I. Perier, Jr., M.B.A.
Restricted Stock Award	1/7/2021	—	—	—	—	—	—	10,000	—	—	706,800
Stock Option Award	1/7/2021	—	—	—	—	—	—	—	80,000	70.68	3,670,296
Annual Bonus	—	—	250,949	—	—	—	—	—	—	—	—
Bhavesh Ashar
Restricted Stock Award(3)	4/1/2021	—	—	—	—	—	—	12,500	—	—	907,625
Stock Option Award(3)	4/1/2021	—	—	—	—	—	—	—	92,000	72.61	4,388,566
Annual Bonus	—	—	266,400	—	—	—	—	—	—	—	—
Michael Burgess, M.B.Ch.B., Ph.D.
Restricted Stock Award(4)	6/1/2021	—	—	—	—	—	—	27,500	—	—	2,246,200
Stock Option Award(4)	6/1/2021	—	—	—	—	—	—	—	225,000	81.68	12,056,198
Annual Bonus	—	—	292,000	—	—	—	—	—	—	—	—
Badreddin Edris, Ph.D.
Restricted Stock Award	1/7/2021	—	—	—	—	—	—	13,000	—	—	918,840
Stock Option Award	1/7/2021	—	—	—	—	—	—	—	104,000	70.68	4,771,385
Annual Bonus	—	—	357,884	—	—	—	—	—	—	—	—

(1)
Represents the target and performance-based incentive cash payments the named executive officers could earn pursuant to the annual short term incentive plan, as described in “— Short-Term Incentive Compensation” above. The annual short term incentive plan does not include any threshold or maximum bonuses. The actual amounts earned pursuant to the annual short term incentive plan are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.

(2)
The valuation of option awards is based on the grant date fair value calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures. For information regarding assumptions underlying the valuation of option awards, see Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021.

(3)
New hire grant for Mr. Ashar, who commenced employment on March 22, 2021.

(4)
New hire grant for Dr. Burgess, who commenced employment on May 10, 2021.

Outstanding Equity Awards at 2021 Fiscal Year End Table
The following table presents information regarding all outstanding stock options and restricted stock awards held by each of our named executive officers as of December 31, 2021. All time-based stock options and restricted stock awards are subject to certain vesting acceleration provisions as provided in each named executive officer’s respective employment agreement.
			Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not yet vested (#)	Market value of shares of stock that have not yet vested ($)(1)
Saqib Islam, J.D.	7/31/2018	—	—	—	—	—	91,756(2)	5,687,037
	3/29/2019	15,647	7,113(3)	—	1.65	3/29/2029	—	—
	4/22/2019	513,202	256,602(4)	—	2.30	4/22/2029	—	—
	6/4/2019	117,607	—	58,804(5)	2.30	6/4/2029	—	—
	3/2/2020	142,187	182,813(6)	—	33.66	3/2/2030	—	—
	1/7/2021	68,750	231,250(7)	—	70.68	1/7/2031	37,500(8)	2,324,250
Francis I. Perier, Jr. M.B.A.	8/15/2019	215,205	153,718(9)	—	9.08	8/15/2029	—	—
	3/2/2020	32,812	42,188(6)	—	33.66	3/2/2030	—	—
	1/7/2021	18,333	61,667(7)	—	70.68	1/7/2031	10,000(8)	619,800
Bhavesh Ashar	4/1/2021	—	92,000(10)	—	72.61	4/1/2031	12,500(11)	774,750
Michael Burgess, M.B.Ch.B., Ph.D	6/1/2021	—	225,000(12)	—	81.68	6/1/2031	27,500(13)	1,704,450
Badreddin Edris, Ph.D.	3/29/2019	2,659	1,209(3)	—	1.65	3/29/2029	—	—
	4/22/2019	99,646	49,824(4)	—	2.30	4/22/2029	—	—
	3/2/2020	43,750	56,250(6)	—	33.66	3/2/2030	—	—
	1/7/2021	23,833	80,167(7)	—	70.68	1/7/2031	13,000(8)	805,740

(1)
This column represents the fair market value of the shares of restricted stock as of December 31, 2021, based on the last reported sale price on the Nasdaq Global Select Market on December 31, 2021 of $61.98 per share.

(2)
This restricted stock award vests in equal monthly installments through July 31, 2022.

(3)
The remaining shares underlying this option award vest in equal monthly installments through March 19, 2023.

(4)
The shares underlying this option award vest in equal monthly installments through April 22, 2023.

(5)
Vesting of the shares underlying this stock option is subject to the continued achievement of a market-based performance milestone. Once achieved, that percentage of the shares that would have otherwise vested from the grant date if not for the market-based performance will vest immediately and then continue vesting on a monthly basis for so long as the market condition remains until 48 months have passed since the grant date, subject to maintenance of the market performance trigger.

(6)
The shares underlying this option award vest in equal monthly installments through March 2, 2024.

(7)
The remaining shares underlying this option award vest in equal monthly installments through January 7, 2025.

(8)
This restricted stock award vests in equal annual installments on the anniversary of the grant date through January 7, 2024.

(9)
The remaining shares underlying this option award vest in equal monthly installments through August 15, 2023.

(10)
25% of the shares underlying this option award vested on the one-year anniversary of the grant and the remaining shares underlying this award will vest in equal monthly installments following the one-year anniversary through April 1, 2025.

(11)
This restricted stock award vests in equal annual installments on the anniversary of the grant date through April 1, 2024.

(12)
25% of the shares underlying this option award vested on the one-year anniversary of the grant and the remaining shares underlying this award will vest in equal monthly installments following the one-year anniversary through June 1, 2025.

(13)
This restricted stock award vests in equal annual installments on the anniversary of the grant date through June 1, 2024.

2021 Option Exercises and Stock Vested Table
The following table provides information on stock options exercised, including the number of shares of our common stock acquired upon exercise and the value realized for our named executive officers in the year ended December 31, 2021:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Saqib Islam, J.D.	—	—	221,491	10,037,269
Francis I. Perier, Jr., M.B.A.	—	—	—	—
Bhavesh Ashar	—	—	—	—
Michael Burgess, M.B.Ch.B., Ph.D.	—	—	—	—
Badreddin Edris, Ph.D.	—	—	58,692	2,593,013

(1)
The value realized on vesting is based on the closing price per share of our common stock on the vesting date, multiplied by the number of shares of restricted stock that vested.

Employment Agreements with our Named Executive Officers
Saqib Islam, J.D.
Mr. Islam entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Mr. Islam is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Mr. Islam is also eligible for an annual cash incentive bonus expressed as a target percentage of Mr. Islam’s base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Mr. Islam is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Mr. Islam is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Mr. Islam is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Mr. Islam will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 24 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) 2 times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Mr. Islam is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 24 months following termination, and (iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Mr. Islam, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Mr. Islam’s death or if Mr. Islam incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Mr. Islam that would have vested over the 24-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Mr. Islam’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Mr. Islam to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Islam in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Francis I. Perier, Jr., M.B.A.
Mr. Perier entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Mr. Perier is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Mr. Perier is also eligible for an annual cash incentive bonus expressed as a target percentage of Mr. Perier’s base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Mr. Perier is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Mr. Perier is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Mr. Perier is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Mr. Perier will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 12 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) one times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Mr. Perier is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination, and (iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Mr. Perier, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Mr. Perier’s death or if Mr. Perier incurs a “separation from service”

(within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Mr. Perier that would have vested over the 12-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Mr. Perier’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Mr. Perier to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Perier in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Bhavesh Ashar
Mr. Ashar entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Mr. Ashar is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Mr. Ashar is also eligible for an annual cash incentive bonus expressed as a target percentage of Mr. Ashar’ base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Mr. Ashar is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Mr. Ashar is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Mr. Ashar is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Mr. Ashar will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 12 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) one times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Mr. Ashar is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination, and (iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Mr. Ashar, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Mr. Ashar’s death or if Mr. Ashar incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Mr. Ashar that would have vested over the 12-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Mr. Ashar’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Mr. Ashar to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Ashar in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Mike Burgess, M.B.Ch.B., Ph.D.
Dr. Burgess entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Dr. Burgess is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Dr. Burgess is also eligible for an annual cash incentive bonus expressed as a target percentage of Dr. Burgess’ base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Dr. Burgess is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Dr. Burgess is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Dr. Burgess is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Dr. Burgess will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 12 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) one times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Dr. Burgess is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination, and (iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Dr. Burgess, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Dr. Burgess’ death or if Dr. Burgess incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Dr. Burgess that would have vested over the 12-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Dr. Burgess’ employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Dr. Burgess to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Burgess in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Badreddin Edris, Ph.D.
Dr. Edris entered into an amended and restated employment agreement with us on July 30, 2021, pursuant to which Dr. Edris is entitled to receive an annual base salary for each year of the term, subject to review and adjustment by the Board of Directors or the compensation committee of the Board of Directors from time to time. Dr. Edris is also eligible for an annual cash incentive bonus expressed as a target percentage of Dr. Edris’ base salary, subject to the achievement of performance targets and goals established by the Board of Directors or the compensation committee. The employment agreement provides that if Dr. Edris is terminated by us without “cause” or if he resigns for “good reason” (each, as defined in the employment agreement), subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, he will be entitled to the following severance benefits: (i) the continued payment of his then-current base salary for 12 months following termination, (ii) a pro-rated portion of his target bonus for the year of termination (based on the number of days of the applicable fiscal year he was employed prior to termination), and (iii) if Dr. Edris is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination. The employment agreement further provides that if Dr. Edris is terminated by us without cause or if he resigns for good reason, in each case within three months prior to a “change in control” (as defined in the employment agreement) or within 18 months following a change in control, subject to the timely execution and effectiveness of a separation agreement, including a general release of claims in favor of the Company, Dr. Edris will be entitled to receive: (i) a lump sum cash amount equal to the sum of (A) 12 months of his current base salary (or his base salary in effect prior to the change in control, if higher) plus (B) one times his target annual cash incentive compensation for the year of termination (or his target annual cash compensation in effect immediately prior to the change in control, if higher), (ii) if Dr. Edris is participating in our group health plan immediately prior to his termination, a monthly payment in an amount equal to the monthly employer contribution that we would have made to provide him health insurance if he had remained employed by us for up to 12 months following termination, and (iii) notwithstanding anything to the contrary in any applicable award agreement, accelerated vesting of 100% of all stock options and other stock-based awards held by Dr. Edris, with any performance criteria applicable to such options or awards deemed satisfied at a level of 100%. The employment agreement further provides that in the event of Dr. Edris’ death or if Dr. Edris incurs a “separation from service” (within the meaning of Section 409A of the Code) in connection with a “disability” (as defined in the employment agreement), notwithstanding anything to the contrary in any applicable award agreement, all stock options and other stock-based awards held by Dr. Edris that would have vested over the 12-month period following his death or such a separation from service shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of his death or such separation from service, as applicable, and any performance criteria applicable to such options or awards shall be deemed satisfied at a level of 100%. The payments and benefits provided under Dr. Edris’ employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Dr. Edris to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Edris in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Potential Payments Upon Termination or Change in Control
The table below quantifies the potential payments and benefits that would have become due to our named executive officers, or NEOs, assuming a qualifying termination occurred on December 31, 2021.
Name	Benefit	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)
Saqib Islam, J.D.	Cash severance – salary	590,000(1)	—	1,180,000(2)
	Cash severance – bonus	354,000(3)	—	708,000(4)
	Health insurance benefits	36,960(5)	—	73,920(6)
	Equity acceleration	—	28,224,208(8)	32,441,108(7)
	Total	980,960	28,224,208	34,403,028
Francis I. Perier, Jr., M.B.A.	Cash severance – salary	423,900(1)	—	423,900(1)
	Cash severance – bonus	169,560(3)	—	169,560(9)
	Health insurance benefits	36,960(5)	—	36,960(5)
	Equity acceleration	—	5,614,501(10)	9,946,246(8)
	Total	630,420	5,614,501	10,576,666

Name	Benefit	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)
Bhavesh Ashar	Cash severance – salary	450,000(1)	—	450,000(1)
	Cash severance – bonus	180,000(3)	—	180,000(8)
	Health insurance benefits	36,960(5)	—	36,960(5)
	Equity acceleration	—	255,668(10)	774,750(8)
	Total	666,960	255,668	1,441,710
Michael Burgess, M.B.Ch.B., Ph.D.	Cash severance – salary	500,000(1)	—	500,000(1)
	Cash severance – bonus	200,000(3)	—	200,000(8)
	Health insurance benefits	30,828(5)	—	30,828(5)
	Equity acceleration	—	562,469(10)	1,704,450(8)
	Total	730,828	562,469	2,435,278
Badreddin Edris, Ph.D.	Cash severance – salary	470,900(1)	—	470,900(1)
	Cash severance – bonus	235,450(3)	—	235,450(8)
	Health insurance benefits	12,192(5)	—	12,192(5)
	Equity acceleration	—	5,990,653(10)	8,173,473(8)
	Total	718,542	5,990,653	8,892,015

(1)
Represents 12 months of NEO’s base salary.

(2)
Represents 24 months of NEO’s base salary.

(3)
Represents the NEO’s target annual cash incentive opportunity, pro-rated for the number of days employed during the year of termination.

(4)
Represents 2 times the NEO’s target annual cash incentive opportunity.

(5)
Represents 12 months of our contribution towards health insurance, based on our actual costs to provide health insurance to the NEO as of the date of termination.

(6)
Represents 24 months of our contribution towards health insurance, based on our actual costs to provide health insurance to the NEO as of the date of termination.

(7)
Represents the value of acceleration of vesting of any of the NEO’s unvested and outstanding equity awards that would have vested over the 24-month period following the NEO’s death or separation from service due to disability, with any performance criteria applicable to such awards deemed satisfied at a level of 100%, based on the market price of a share of our common stock on December 31, 2021, which was $61.98.

(8)
Represents the value of acceleration of vesting of 100% of the NEO’s unvested and outstanding time-based equity awards with any performance criteria applicable to such awards deemed satisfied at a level of 100%, based on the market price of a share of our common stock on December 31, 2021, which was $61.98.

(9)
Represents the NEO’s target annual cash incentive opportunity.

(10)
Represents the value of acceleration of vesting of any of the NEO’s unvested and outstanding equity awards that would have vested over the 12-month period following the NEO’s death or separation from service due to disability, with any performance criteria applicable to such awards deemed satisfied at a level of 100%, based on the market price of a share of our common stock on December 31, 2021, which was $61.98.

Pension Benefits
We do not offer any defined benefit pension plans.

Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	6,713,413	$37.03	5,421,876(2)
Equity compensation plans not approved by security holders	—	$—	—
Total	6,713,413	$37.03	5,421,876

(1)
Includes the Company’s 2019 Stock Option and Incentive Plan, 2019 Stock Option and Equity Incentive Plan, or the 2019 Plan, and 2019 Employee Stock Purchase Plan.

(2)
The 2019 Plan provides that the number of shares reserved and available for issuance under the 2019 Plan will automatically increase each January 1, beginning on January 1, 2020, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2019 Plan and the 2019 Plan will be added back to the shares of common stock available for issuance under the 2019 Plan. The Company no longer issues grants under the 2019 Plan. As of December 31, 2021, a total of 1,360,410 shares of our common stock have been reserved for issuance pursuant to the 2019 Employee Stock Purchase Plan. The 2019 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2020, by the lesser of 663,229 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CEO Pay Ratio
Pursuant to SEC rules, we are required to provide information regarding the relationship between the annual total compensation of our CEO, and the median annual total compensation of our employees (other than our CEO) for the year ended December 31, 2021.
Measurement Date
We identified the median employee using our employee population on December 31, 2021 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
Consistently Applied Compensation Measure
Under the SEC rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating for each employee as of December 31, 2021: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the fair market value for equity awards granted during the fiscal year ended December 31, 2021 (as determined at the grant date). For employees who joined the Company during 2021, we annualized their compensation values for base pay and annual performance-based cash incentive where applicable.
Methodology and Pay Ratio
After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual total direct compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation in 2021 as calculated using Summary Compensation Table requirements was $388,744. Our Chief Executive Officer’s compensation in 2021, as reported in the Summary Compensation Table, was $17,542,057. Therefore, our CEO Pay Ratio for 2021 is approximately 45:1.
We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. This information is being provided for compliance purposes, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither our compensation committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.
Risk Assessment Concerning Compensation Practices and Policies
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
During 2021, Daniel S. Lynch and Jeffrey Schwartz served on our compensation committee. Messrs. Lynch and Schwartz have served as members of our compensation committee since our initial public offering in September 2019 and continue to serve on such committee at present. Mr. Lynch previously served as our executive chairman from August 2017 to August 2019 and as our interim Chief Executive Officer from February 2018 to July 2018. Mr. Schwartz is affiliated with one of our large stockholders, BC SW, LP, as set forth in this proxy statement. See “Certain Relationships and Related Party Transactions” for further discussion.

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the Securities and Exchange Commission, or the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference into such filing.
The compensation committee reviewed and discussed the section titled “Compensation Discussion and Analysis” of this proxy statement with management. Based on the review and discussions, the compensation committee recommended to the Board of Directors that the section “Compensation Discussion and Analysis” be included in this proxy statement for the year ended December 31, 2021, for filing with the SEC.
THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF SPRINGWORKS
THERAPEUTICS, INC.
Daniel S. Lynch, M.B.A., Chairperson
Jeffrey Schwartz, M.B.A.
April 8, 2022

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under “Executive Officer Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2020 and 2021) and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Consulting arrangement with Stephen Squinto
We entered into a consulting arrangement in November 2017 with Stephen Squinto, Ph.D., a member of our Board of Directors, to serve as our acting Head of Research and Development. Pursuant to the agreement, Dr. Squinto received an annual consulting fee equal to $80,000 for his service as our acting Head of Research and Development, payable twice monthly, and, prior to the initial public offering in September 2019, a fee of $20,000 annually for his service as a member of our Board of Directors. This fee for service on our Board of Directors terminated upon the consummation of our initial public offering, and Dr. Squinto now receives our standard Board fees as set forth in our Non-Employee Director Compensation Policy. In addition, Dr. Squinto received incentive units and options to purchase common units prior to our reorganization into a corporation in March 2019 (which have since been exchanged for restricted stock awards and options to purchase common stock). During the year ended December 31, 2021, we paid $26,667 for Dr. Squinto’s consulting services, which was the prorated amount based on his annual consulting fee of $80,000 from January 1, 2021 until the expiration of his consulting agreement on April 30, 2021. We did not pay any additional grants or compensation to Dr. Squinto for his consulting services.
Employment agreement with Daniel S. Lynch
On February 1, 2018, we entered into an Employment Agreement with Daniel S. Lynch, or the Lynch Agreement, pursuant to which (i) Mr. Lynch served as the Executive Chairman of our Board of Directors and (ii) from February 1, 2018 until July 31, 2018, Mr. Lynch served as our interim Chief Executive Officer, in each case on an at-will basis. On August 16, 2019, we entered into a letter agreement, or the Termination Letter, with Mr. Lynch, pursuant to which the parties agreed that the Lynch Agreement would terminate effective immediately. Following such termination, Mr. Lynch no longer serves as Executive Chairman, and serves as the Chairman of our Board of Directors.
The Termination Letter provides that all of the rights and obligations of the parties accrued as of the date thereof will survive the termination of the Lynch Agreement. In addition, the Termination Letter provides for the treatment of outstanding stock options and restricted stock awards held by Mr. Lynch as of the date of the Termination Letter. Pursuant to the Termination Letter, upon a Sale of the Company (as defined in the Termination Letter), all equity awards held by Mr. Lynch as of the date of the Termination Letter shall be accelerated in full.
Investors’ Rights Agreement
We are a party to an investors’ rights agreement, dated as of March 29, 2019, with holders of our preferred stock (which such stock converted to common stock upon the consummation of our initial public offering), including holders of 5% or more of our capital stock and entities affiliated with our directors. The investor rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The investor rights agreement also provided a right of first refusal to purchase future securities sold by us, which such right terminated immediately prior to the consummation of our initial public offering.
We amended our investors’ rights agreement on February 25, 2021, whereby the aforementioned right to demand that we file a registration statement or request that such investors’ shares be covered by a registration statement that we are otherwise filing shall terminate for any holder of our common stock whose common stock may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended.
Limitation of Liability and Indemnification of Officers and Directors
Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•
any breach of their duty of loyalty to our company or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Related Person Transaction Policy
Our Board of Directors has adopted a written related person transactions policy providing that transactions with our directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on September 12, 2019, the date our registration statement for our initial public offering became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which a related person has or will have a direct or indirect material interest and in which the aggregate amount involved exceeds or may be expected to exceed $120,000 annually, subject to certain exceptions. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
As appropriate for the circumstances, the audit committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar amount involved in the related person transaction;

•
the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of our business;

•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the related-party transaction; and

•
any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 24, 2022 by:
•
each of our directors;

•
each of our named executive officers;

•
all of our directors and executive officers as a group; and

•
each person, or group of affiliated persons, who is known by us to beneficially own greater than 5% of our common stock.

The column titled “Shares Beneficially Owned” is based on a total of 49,424,793 shares of our common stock outstanding as of March 24, 2022.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 24, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902.
	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percentage
5% Stockholders:
BC SW, LP(2)	4,831,307	9.78%
OrbiMed Private Investments VI, LP(3)	6,028,307	12.20%
Perceptive Life Sciences Master Fund, Ltd.(4)	4,849,912	9.81%
FMR LLC(5)	3,946,320	7.98%
The Vanguard Group(6)	2,862,312	5.79%
Named Executive Officers and Directors:
Saqib Islam, J.D.(7)	1,866,186	3.70%
Daniel S. Lynch, M.B.A.(8)	570,975	1.09%
Freda Lewis-Hall, M.D., DFAPA(9)	42,219	*
Jeffrey Schwartz, M.B.A.(10)	4,873,526	11.94%
Alan Fuhrman(11)	42,219	*
Stephen Squinto, Ph.D.(12)	6,209,000	12.97%
Julie Hambleton, M.D.(13)	17,882	*
Francis I. Perier, Jr., M.B.A.(14)	353,312	*
Bhavesh Ashar(15)	53,870	*
Michael Burgess, , M.B.Ch.B., Ph.D.(16)	47,245	*
Badreddin Edris, Ph.D.(17)	421,933	*
All executive officers and directors as a group (14 persons)(18)	14,984,577	28.95%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902.

(2)
Information herein is based on the information reported on the Schedule 13D/A filed on August 12, 2021 by BC SW, LP, or BCSW, and consists of 4,831,307 shares of common stock. Bain Capital Life Sciences Investors, LLC is the general partner of BC SW, LP. As a result, Bain Capital Life Sciences Investors, LLC may be deemed to share voting and dispositive power with respect to the shares held by BC SW, LP. The address of BC SW, LP is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.

(3)
Information herein is based on the information reported on Form 4 filed on July 6, 2021 by OrbiMed Advisors, LLC, or OrbiMed Advisors, and OrbiMed Capital GP VI LLC, and consists of shares of common stock held by OrbiMed Private Investments VI, LP, or OPI VI. OrbiMed Capital GP VI LLC (“OrbiMed GP VI”) is the general partner of OPI VI, and OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of OrbiMed GP VI. By virtue of such relationships, OrbiMed GP VI and OrbiMed Advisors may be deemed to have voting and investment power with respect to the securities held by OPI VI noted above and, as a result, may be deemed to beneficially own such securities for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI VI. OrbiMed Advisors’ mailing address is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(4)
Information herein is based on the information reported on the Schedule 13G/A filed on February 15, 2022 by Perceptive Advisors LLC, Joseph Edelman, and Perceptive Life Sciences Master Fund, Ltd., or Perceptive, and represents 4,849,912 shares of common stock held by Perceptive. Perceptive Advisors LLC is the investment manager of Perceptive, and Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the securities held by Perceptive. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003.

(5)
Information herein is based on the based on the information reported on the Schedule 13G/A filed on February 9, 2022 by FMR LLC and Abigail P. Johnson and represents 3,946,320 shares of common stock held by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or Fidelity Funds, advised by Fidelity Management & Research Company LLC, or FMR Co. LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Schedule 13G/A filed on February 9, 2022 by FMR LLC and Abigail P. Johnson reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies, or collectively referred to as the FMR Reporters. Such filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998).

(6)
Information herein is based on the based on the information reported on the Schedule 13G filed on February 10, 2022 by The Vanguard Group and represents 2,862,312 shares of common stock held by The Vanguard Group, Inc. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported therein. No one other person’s interest in the securities reported therein is more than 5%.

(7)
Consists of (i) 833,426 shares of common stock (which includes 169,035 unvested shares of restricted stock subject to time-based vesting) and (ii) 1,032,760 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Mr. Islam.
(8)
Consists of (i) 292,383 shares of common stock (which includes 1,106 unvested shares of restricted stock subject to time-based vesting) and (ii) 278,592 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Mr. Lynch.

(9)
Consists of (i) 1,106 unvested shares of restricted stock subject to time-based vesting and (ii) 41,113 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Dr. Lewis-Hall.

(10)
Consists of (i) 1,106 unvested shares of restricted stock subject to time-based vesting, (ii) 41,113 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Mr. Schwartz, and (iii) does not include shares of common stock held by BC SW, LP. Mr. Schwartz is a Managing Director of Bain Capital Life Sciences Investors, LLC. As a result, by virtue of the relationships described in note (2) above, Mr. Schwartz may be deemed to share beneficial ownership of such securities held by BC SW, LP. The address of Mr. Schwartz is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116..

(11)
Consists of (i) 1,106 unvested shares of restricted stock subject to time-based vesting and (ii) 41,113 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Mr. Fuhrman. These shares are held in a family trust where Mr. Fuhrman is a trustee.

(12)
Consists of (i) 126,834 shares of common stock (which includes 1,106 unvested shares of restricted stock subject to time-based vesting) held by Dr. Squinto directly, (ii) 53,859 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Dr. Squinto and (iii) the shares described in note (3) above. Dr. Squinto is an Executive Partner at OrbiMed Advisors and may be deemed the indirect beneficial owner of such shares. Dr. Squinto disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(13)
Consists of (i) 1,106 unvested shares of restricted stock subject to time-based vesting and (ii) 16,776 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Dr. Hambleton.

(14)
Consists of (i) 27,502 shares of common stock (which includes 25,509 unvested shares of restricted stock subject to time-based vesting) and (ii) 325,810 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Mr. Perier.

(15)
Consists of (i) 25,562 shares of unvested shares of restricted stock subject to time-based vesting and (ii) 28,308 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Mr. Ashar.

(16)
Consists of (i) 43,174 shares of unvested shares of restricted stock subject to time-based vesting and (ii) 4,071 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Dr. Burgess.

(17)
Consists of (i) 208,038 shares of common stock, (which includes 64,180 unvested shares of restricted stock subject to time-based vesting) and (ii) 213,895 shares of common stock underlying options exercisable within 60 days of March 24, 2022 held by Dr. Edris.

(18)
Includes Daniel Pichl, L. Mary Smith, Ph.D. and Herschel S. Weinstein, J.D. who are executive officers but not named executive officers.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:
•
the integrity of SpringWorks Therapeutics’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements;

•
the qualifications, independence, and performance of SpringWorks Therapeutics’ independent registered public accounting firm;

•
the performance of SpringWorks Therapeutics’ internal audit function, if any; and

•
other matters as set forth in the charter of the audit committee approved by the Board of Directors.

The audit committee reviews the Company’s financial disclosures and meets privately, outside the presence of management, with the independent registered public accounting firm. The audit committee also reviews the performance of the independent registered public accounting firm in the annual audit of SpringWorks’ financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees. The audit committee provides the Board of Directors such information and materials as it may deem necessary to apprise the Board of Directors of financial matters requiring its attention. In addition, the audit committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval.
Management is responsible for the preparation of SpringWorks Therapeutics’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of SpringWorks Therapeutics’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SpringWorks Therapeutics for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming its independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of SpringWorks Therapeutics be included in SpringWorks Therapeutics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, that was filed with the Securities and Exchange Commission, or the SEC. The information contained in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
SPRINGWORKS THERAPEUTICS, INC.
Alan Fuhrman
Julie Hambleton, M.D.
Jeffrey Schwartz, M.B.A.
April 8, 2022

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 9, 2022, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for the 2022 Annual Meeting were first made available to stockholders. Any stockholder proposals submitted outside the processes of SEC Rule 14a-8 will be considered untimely. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than January 19, 2023 and no later than February 18, 2023. Stockholder proposals and the required notice should be addressed to SpringWorks Therapeutics, Inc., 100 Washington Blvd, Stamford, Connecticut 06902, Attention: Corporate Secretary.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SpringWorks THERAPEUTICS

VOTE

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A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class II Directors

	For	Withhold
01 - Alan Fuhrman	☐	☐
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03 - Daniel S. Lynch, M.B.A.	☐	☐

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The 2022 Annual Meeting of SpringWorks Therapeutics, Inc. Shareholders will be held on Thursday, May 19, 2022 at 9:30 am Eastern Time, virtually via the internet at meetnow.global/MRPVLNT.

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SpringWorks Therapeutics, Inc.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2022

Saqib Islam and Francis I. Perier, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of SpringWorks Therapeutics, Inc. to be held on May 19, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of Class III Directors and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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